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                                                           EXHIBIT 10.2.4

                                 LEASE AGREEMENT
                                      (NET)
                             BASIC LEASE INFORMATION

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
LEASE DATE:                 February 1, 1996

LANDLORD:                   LINCOLN MENLO VI,
                            A CALIFORNIA LIMITED PARTNERSHIP

LANDLORD'S ADDRESS:         c/o Lincoln Property Company Management Services, Inc.
                            101 Lincoln Centre Drive, Fourth Floor
                            Foster City, California 94404-1167

TENANT:                     SEQUUS PHARMACEUTICALS, INC.,
                            A DELAWARE CORPORATION

TENANT'S ADDRESS:           960 Hamilton Court
                            Menlo Park, CA 94025

PREMISES:                   Approximately 31,985 rentable square feet as shown on Exhibit A, as the same may be adjusted pursuant to Section 1.

PREMISES ADDRESS:           1360 Willow Road, Suites 101, 201, 203, and 204
                            Menlo Park, California 94025

                            BUILDING (S):                            49,920 square feet
                            LOT (BUILDING'S TAX PARCEL):             APN 055-440-340
                            PARK: WILLOW PARK                        930,368 square feet
                            PHASE VI (BUILDING S AND BUILDING T):    99,840 square feet

TERM: [February]March 1, 1996 ("Commencement Date"), through April 30, 2003 ("Expiration Date")

BASE RENT (Paragraph 3):    Thirty-one thousand nine hundred eighty-five and 00/100 Dollars
                            ($31,985) per month

ADJUSTMENTS
TO BASE RENT:               Effective as of November 1, 1997 and through the balance of the Term the monthly Base Rent shall be thirty-eight thousand three hundred eighty-two and
                            00/100 Dollars ($38,382.00), as further adjusted pursuant to the provisions of
                            Section 1 below

SECURITY DEPOSIT
(Paragraph 4.1):            Thirty thousand and 00/100 Dollars ($30,000.00)
[CLEANING DEPOSIT
(Paragraph 4.2):            ______________________________________________Dollars ($_________)]

*TENANT'S SHARE OF OPERATING EXPENSES (Paragraph 6.1):        32.04% of Phase VI
*TENANT'S SHARE OF TAX EXPENSES (Paragraph 6.2):              64.07% of the Building/Lot
*TENANT'S SHARE OF COMMON AREA UTILITY COSTS (Paragraph 7):   32.04% of Phase VI
*The amount of Tenant's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

PERMITTED USES:             General and administrative office, research and development and manufacturing of pharmaceutical products but only to the extent permitted by the City of
                            Menlo Park and any and all entities having jurisdiction.

UNRESERVED
PARKING SPACES:             One hundred twenty-eight (128) nonexclusive and undesignated spaces, as the same may be increased pursuant to Section 1.6.

BROKER (Paragraph 38):      CB Commercial - Gregg M. Domanico and Rico Cheung

EXHIBITS:                   Exhibit A - Premises, Building, Lot and/or Park
                            Exhibit B - Tenant Improvements
                            Exhibit C - Rules and Regulations
                            Exhibit D - Covenants, Conditions and Restrictions
                            Exhibit E - Hazardous Materials Disclosure Certificate - Example
                            Exhibit F - Change of Commencement Date - Example
                            Exhibit G - Tenant's Initial Hazardous Materials Disclosure Certificate
                            Exhibit H - Waiver by Landlord - Example

ADDENDA:                    Addendum 1: Option to Expand
                            Addendum 2: Right of First Offer
                            Addendum 3: [First] Options to Extend the Lease Term [Addendum 4: Second Option to Extend the Lease]
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                                TABLE OF CONTENTS

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SECTION                                                                            PAGE
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 1.    PREMISES..................................................................    3
 2.    ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES................    3
 3.    RENT......................................................................    4
 4.    SECURITY DEPOSIT [AND CLEANING DEPOSIT]...................................    5
 5.    TENANT IMPROVEMENTS.......................................................    5
 6.    ADDITIONAL RENT...........................................................    5
 7.    UTILITIES.................................................................    9
 8.    LATE CHARGES.............................................................     9
 9.    USE OF PREMISES..........................................................    10
10.    ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES.....................    11
11.    REPAIRS AND MAINTENANCE..................................................    11
12.    INSURANCE................................................................    12
13.    WAIVER OF SUBROGATION....................................................    13
14.    LIMITATION OF LIABILITY AND INDEMNITY....................................    14
15.    ASSIGNMENT AND SUBLEASING................................................    14
16.    AD VALOREM TAXES.........................................................    15
17.    SUBORDINATION............................................................    16
18.    RIGHT OF ENTRY...........................................................    16
19.    ESTOPPEL CERTIFICATE.....................................................    16
20.    TENANT'S DEFAULT.........................................................    17
21.    REMEDIES FOR TENANT'S DEFAULT............................................    18
22.    HOLDING OVER.............................................................    19
23.    LANDLORD'S DEFAULT.......................................................    19
24.    PARKING..................................................................    19
25.    SALE OF PREMISES.........................................................    19
26.    WAIVER...................................................................    19
27.    CASUALTY DAMAGE..........................................................    19
28.    CONDEMNATION.............................................................    22
29.    ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS................................    22
30.    FINANCIAL STATEMENTS.....................................................    24
31.    GENERAL PROVISIONS.......................................................    24
32.    SIGNS....................................................................    26
33.    MORTGAGEE PROTECTION.....................................................    26
34.    QUITCLAIM................................................................    26
35.    MODIFICATIONS FOR LENDER.................................................    26
36.    WARRANTIES OF TENANT.....................................................    27
37.    COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT..........................    27
38.    BROKERAGE COMMISSION.....................................................    27
39.    QUIET ENJOYMENT..........................................................    27
40.    LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS...........    28
41.    TENANT'S EQUIPMENT FINANCING.............................................    28
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                                 LEASE AGREEMENT

DATE: This Lease is made and entered into as of the Lease Date defined on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1. PREMISES: Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. Landlord hereby grants to Tenant a revocable license for the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Area of the Park, subject to the terms of this Lease. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises, the Building, the Lot and the Park shall be deemed to be the number of rentable square feet set forth in the Basic Lease Information on Page 1 except that as of December 15, 1996 the Premises as referenced on Page 1 of the Lease shall include the additional approximately 3,197 square foot space situated at 1360 Willow Road, Suite 205, Menlo Park, California (the "Additional Premises") for a total of 35,182 square feet comprising the Premises. Landlord shall lease said Additional Premises to Tenant under the following conditions:

        1.1 As of January 1, 1997, the Base Rent as set forth on Page 1 of this Lease shall increase by three thousand one hundred ninety-seven and 00/100 dollars ($3,197.00) per month for a total monthly Base Rent of thirty-five thousand one hundred eighty-two and 00/100 dollars ($35,182.00).

        1.2 As of November 1, 1997, and through the balance of the Term the Base Rent as set forth on Page 1 of this Lease shall increase by three thousand eight hundred thirty-six and 40/100 dollars ($3,836.40) per month for a total monthly Base Rent of forty-two thousand two hundred eighteen and 40/100 dollars ($42,218.40).

        1.3 As of January 1, 1997, Tenant's Share of Operating Expenses as set forth on Page 1 on this Lease shall increase by 3.20% making Tenant's Share of Operating Expenses be 35.24%.

        1.4 As of January 1, 1997, Tenant's Share of Tax Expenses as set forth on Page 1 of this Lease shall increase by 6.40% making Tenant's Share of Tax Expenses be 70.47%.

        1.5 As of January 1, 1997, Tenant's Share of Common Area Utility Costs as set forth on page 1 of this Lease shall increase by 3.20% making Tenant's Share of Common Area Utility Costs be 35.24%.

        1.6 As of December 15, 1996, the number of Unreserved Parking Spaces as set forth on Page 1 of this Lease shall increase by 13 for a total of 141 Unreserved parking Spaces.

If Landlord cannot deliver possession of the Additional Premises to Tenant by December 15, 1996, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided, the dates on which the increases in Base Rent, Tenant's Share of Operating Expenses, Tenant's Share of Tax Expenses, Tenant's Share of Common Area Utility Costs and Unreserved Parking Spaces as set forth in Sections 1.1, 1.3, 1.4, 1.5 and 1.6 above shall be extended commensurately by a period of time equal to the period of delay in delivery of possession of the Additional Premises to Tenant beyond December 15, 1996. As soon as practicable after the parties know the actual date on which such possession is delivered to Tenant and if such date is a date other than December 15, 1996, then the parties shall execute a written amendment to this Lease evidencing same. Tenant further agrees that the number of rentable square feet of the Premises, the Building, the Lot and the Park may subsequently change after the Lease Date commensurate with any modifications to any of the foregoing.

2. CONDITION TO EFFECTIVENESS OF LEASE; ADJUSTMENT OF COMMENCEMENT DATE; AND CONDITION OF THE PREMISES: This Lease shall not be effective as to, or against, Landlord and Tenant until and unless the following conditions precedent (collectively, the "Conditions Precedent") are either satisfied to Landlord's reasonable satisfaction or the satisfaction of some or all of the Conditions Precedent are waived in writing by Landlord: (i) the current tenant of the Premises, namely Digidesign, Inc. (the "Current Tenant"), executes and delivers to Lessor an agreement to terminate its existing lease with respect to the Premises, in a form reasonably acceptable to Landlord, by February 1, 1996 (the "Modification Agreement"); (ii) the Current Tenant vacates the Premises and surrenders possession of the Premises to Landlord by 12:01 a.m. (Pacific Time) on February 15, 1996, but in no event later than 12:01 a.m. (Pacific Time) on April 15, 1996; (iii) Tenant executes and delivers to Landlord an original of the Modification Agreement by February 1, 1996; and (iv) Tenant timely makes all payments required to be made by it pursuant to the provisions of the Modification Agreement. If any or all of the Conditions Precedent are not satisfied as required and to the reasonable satisfaction of Landlord, then Landlord may (a) terminate this Lease or (b) extend the Commencement Date by a period of time commensurate with the time period the Current Tenant is delayed in vacating and surrendering possession of the Premises to Landlord beyond the date of February 15, 1996, at Landlord's option; provided, however, notwithstanding the foregoing or anything to the contrary contained herein, if at any time prior to April 14, 1996 (A) the Current Tenant executes and delivers the Modification Agreement to Landlord,


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and (B) the Conditions Precedent set forth in subitems (iii) and (iv) above are satisfied to Landlord's reasonable satisfaction, then Landlord will not have the right to terminate this Lease pursuant to subitem (a) above. However, if the Current Tenant fails to vacate and surrender possession of the Premises to Landlord by April 15, 1996, then either Tenant or Landlord may terminate this Lease by delivering written notice thereof to the other party on or before April 25, 1996. If either party terminates this Lease neither Landlord nor Tenant shall have any further obligations or liability under this Lease. If Landlord so permissibly elects to extend the Commencement Date, Landlord shall notify Tenant of such and promptly after the actual commencement date is known by the parties, Landlord and Tenant shall execute a written amendment to the Lease confirming such new commencement date (the "Extended Commencement Date"). Tenant and Landlord hereby acknowledge and agree that the Conditions Precedent, other than the condition set forth in subitem (ii) above, are intended to be solely for the benefit of Landlord, thus such Conditions Precedent (except for subitem (ii) above) may only be waived or considered satisfied solely by Landlord. Subject to the foregoing provisions of this Section 2, if Landlord cannot deliver possession of the Premises on the Commencement Date, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided the Lease term and the obligation to pay Rent shall commence on the date possession is tendered and the Expiration Date shall be extended by a period of time equal to the period [computed] elapsed from the Commencement Date to the [date possession is tendered by Landlord to Tenant] Extended Commencement Date. In the event the commencement date and/or the expiration date of this Lease is other than the Commencement Date and/or Expiration Date provided on Page 1, as the case may be, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. In the event that Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be at Tenant's sole risk and subject to all the provisions of this Lease, including, but not limited to, the requirement to pay Rent and the Security Deposit, and to obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein, provided, however, that Rent due for any partial month of occupancy by Tenant shall be prorated according to the number of days Tenant occupies the Premises prior to the Commencement Date, based upon a 30-day month. In addition to the foregoing, Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in a good, clean and completed condition and state of repair, in compliance with all applicable laws, codes, regulations, administrative orders and ordinances, and subject to all matters of record. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose, and that neither Landlord nor Landlord's agents or representatives has agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease. [Tenant agrees that at anytime before or during the term of this Lease, Landlord shall have the right to relocate Tenant from the Premises described herein to other space within the Park on substantially the same terms and conditions of this Lease provided the other space is of comparable size.]

3. RENT: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, [the] one month's Base Rent (which shall be applied against the Rent payable for the first month Tenant is required to pay Base Rent), the Security Deposit, [the Cleaning Deposit,] and all insurance certificates evidencing the insurance required to be obtained by Tenant under
Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent described on Page 1, payable in advance at Landlord's address shown on Page 1 on the first day of each month throughout the term of the Lease. In addition to the Base Rent set forth on Page 1, Tenant shall pay Landlord in advance and on the first (1st) day of each month throughout the term of this Lease (including any extensions of such term), as Additional Rent Tenant's share, as set forth on Page 1, of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses, and Administrative Expenses all in the manner as specified in Sections 6.1, 6.2, 6.3, 6.4 and 7 of this Lease, respectively. [Additionally, Tenant shall pay to Landlord as Additional Rent hereunder, immediately on Landlord's demand therefor, any and all costs and expenses incurred by Landlord to enforce the provisions of this Lease, including, but not limited to, costs associated with any proposed assignment or subletting of all or any portion of the Premises by Tenant, costs associated with the delivery of notices, delivery and recordation of notice(s) of default, attorneys' fees, expert fees, court costs and filing fees (collectively, the "Enforcement Expenses").] The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Tenant shall otherwise perform all other obligations of Tenant hereunder, including, but not limited to paying to Landlord any and all amounts considered Additional Rent, such as Tenant's share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses, and Administrative Expenses. If, at any time, Tenant is in default of or otherwise breaches any term, condition or provision of this Lease, any such waiver by Landlord of Tenant's requirement to pay rental payments shall be null and void and Tenant shall immediately pay to Landlord all rental payments waived by Landlord. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the

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Commencement Date of the Lease and the first day of the calendar month in which the [date of termination occurs] Lease terminates, as the case may be.

4.      SECURITY DEPOSIT [AND CLEANING DEPOSIT]:

        4.1 SECURITY DEPOSIT: Upon Tenant's execution of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the performance by Tenant of its obligations under this Lease, the amount described on Page 1. If Tenant is in default, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default under the Lease as set forth in Section 20, [including, but not limited to the Enforcement Expenses]. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. Concurrently with any increase in the Base Rent, Tenant shall deliver to Landlord an amount equal to such increase, which amount shall be added to the Security Deposit being held by Landlord and be deemed a part of such Security Deposit thereafter. At any time after Tenant has defaulted hereunder, Landlord may require [an] a reasonable increase in the amount of the Security Deposit required hereunder for the then balance of the Lease term and Tenant shall, immediately on demand, pay to Landlord additional sums in the amount of such reasonable increase. As soon as practicable after the termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined solely and reasonably by Landlord, to remedy Tenant's default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. If [the] such cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly [deliver] pay to Landlord [any and all] the amount of such excess sums as reasonably determined by Landlord. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

        [4.2 CLEANING DEPOSIT: Upon Tenant's execution of this Lease, Tenant shall deliver to Landlord, as a Cleaning Deposit for the performance by Tenant of its obligations under this Lease including, but not limited to, Section 11 below, the amount described on Page 1. The Cleaning Deposit is to be used for purposes relating to cleaning up the Premises and the area adjacent to the Premises, to the extent such cleaning up is required due to Tenant's or its representatives, employees, invitees or contractors' use of the area adjacent to the Premises, to the reasonable satisfaction of Landlord. If Tenant is in default, Landlord may, but without obligation to do so, use the Cleaning Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default, including, but not limited to the Enforcement Expenses. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Cleaning Deposit so applied or used so as to replenish the amount of the Cleaning Deposit to increase such deposit to the amount initially deposited with Landlord. At anytime after Tenant has defaulted hereunder, Landlord may require an increase in the amount of the Cleaning Deposit required hereunder for the then balance of the Lease term and Tenant shall, immediately on demand, pay to Landlord additional sums in the amount of such increase. As soon as practicable after the termination of this Lease, Landlord shall return the Cleaning Deposit to Tenant, less such amounts as are reasonably necessary to remedy Tenant's default(s) hereunder or to otherwise restore the Premises to a clean and safe condition as determined by Landlord. Landlord shall not be required to keep the Cleaning Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Cleaning Deposit. In no event or circumstance shall Tenant have the right to any use of the Cleaning Deposit and, specifically, Tenant may not use the Cleaning Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.]

5. TENANT IMPROVEMENTS: Tenant hereby accepts the Premises in its current "as is" condition unless otherwise specified in Exhibit B, attached hereto and incorporated herein by this reference. If so specified in Exhibit B hereto, Landlord or Tenant, as the case may be, shall install the improvements ("Tenant Improvements") on the Premises as described and in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B, attached and incorporated herein by this reference. Tenant acknowledges that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability or fitness of the Premises for the conduct of Tenant's business, including, without limitation, any storage incidental thereto, or for any other purpose, and that neither Landlord nor any of Landlord's agents, representatives or employees has agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in Exhibit B to this Lease.

6. ADDITIONAL RENT : The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent, including, but not limited to, Utility Expenses, Tenant's share of Common Area Utility Costs, [the Utility Expenses] and Late Charges [and]

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[Enforcement Expenses] are to be paid by Tenant to Landlord as additional rent
(collectively, "Additional Rent").

        6.1 OPERATING EXPENSES: In addition to the Base Rent set forth in
Section 3, Tenant shall pay its share, which is defined on Page 1, of all Operating Expenses attributable to Phase VI of the Park as Additional Rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot, and where applicable, of the Park referred to on Page 1. The amount of Tenant's share of Operating Expenses shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord as reasonably determined by Landlord. These Operating Expenses may include, but are not limited to:

                  6.1.1 Landlord's cost of repairs to, and maintenance of, the roof (excluding the replacement of the structural portions of the roof), the roof membrane and the exterior walls of the Building;

                  6.1.2 Landlord's cost of maintaining the outside paved area, landscaping and other common areas for the Park. The term "Common Area" shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leased exclusively to other tenants. The Common Area includes, but is not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, rail spurs, landscaped areas and similar areas and facilities;

                  6.1.3 Landlord's annual cost of insurance insuring against fire and extended coverage (including, if Landlord elects, "all risk" coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Building, the Lot and the Park (including the Common Area), rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss, and subject to the provisions of Section 27 below, any deductible;

                  6.1.4 Landlord's cost of modifications to the Building, the Common Area and/or the Park occasioned by any rules, laws or regulations effective subsequent to the date on which the Building was originally constructed; provided, however if there are modifications necessitated by any such rules, laws or regulations or there are replacement improvements which are required to be made to the Building, the Common Area and/or the Park which are in the nature of capital improvements, then the costs of such modifications and replacement improvements shall be amortized over a reasonable period which shall not be less than the lesser of fifteen (15) years or the reasonably estimated useful life of the modifications or replacement improvements in question (at an interest rate as reasonably determined by Landlord) and Tenant shall pay its pro rata share of the monthly amortized portion of such costs (including interest charges) as part of the Operating Expenses;

                  6.1.5 Landlord's cost of modifications to the Building, the Common Area and/or the Park occasioned by any rules, laws or regulations arising from Tenant's particular use of the Premises regardless of when such rules, laws or regulations became effective;

                  6.1.6 If Landlord elects to so procure, Landlord's cost of preventative maintenance, and repair contracts including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems, lifts for disabled persons, and trash or refuse collection;

                  6.1.7 Landlord's cost of security and fire protection services for the Building and/or the Park, as the case may be, if in Landlord's sole discretion such services are provided;

                  6.1.8 Landlord's establishment of reasonable reserves for replacements and/or repairs of Common Area improvements, equipment and supplies;

                  6.1.9 Landlord's cost for the maintenance and repair of any rail spur and rail crossing, and for the creation and negotiation of, and pursuant to, any rail spur or track agreements, licenses, easements or other similar undertakings;

                  6.1.10 Landlord's cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Park; [and]

                  6.1.11 Landlord's cost for the repairs and maintenance items set forth in Section 11.2 below; and

                  6.1.12 Landlord's cost of janitorial services and supplies for the Common Areas of Phase VI of the Park.

        6.2 TAX EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay its share, which is defined on Page 1, of all real property taxes applicable to the land and improvements included within the Lot on which the Premises are situated and one hundred percent (100%) of all

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personal property taxes now or hereafter assessed or levied against the Premises
[or] and attributable to Tenant's personal property. The amount of Tenant's share of Tax Expenses shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord as reasonably determined by Landlord. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable, in Landlord's sole discretion, to any and all alterations, Tenant Improvements or other improvements of any kind, which are above standard improvements customarily installed for similar buildings located within the Building or the Park (as applicable), whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, the Building, the Lot or the Park, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord. The parties acknowledge and agree that as of the Lease Date Landlord is currently employing a firm that specializes in reviewing and possibly contesting taxes and assessments levied against the Phase VI of the Park and other properties (the "Tax Consultant"). If at any time during the term of this Lease Landlord permanently ceases to employ the Tax Consultant or another firm to provide services similar to those being provided by the Tax Consultant with respect to Phase VI of the Park, Tenant shall thereafter have the following right to contest the Tax Expenses payable by Tenant hereunder and any other taxes payable by Tenant with respect to the Premises. If Tenant is not in default of any of the terms, provisions or obligations under this Lease and Tenant has delivered to Landlord at least sixty
(60) days prior written notice of Tenant's intention to initiate such a proceeding, Tenant shall have the right to contest the amount or validity of the Tax Expenses payable by Tenant hereunder and any other taxes payable by Tenant with respect to the Premises by appropriate administrative and legal proceedings brought either in its own name, Landlord's name or jointly with Landlord. Any such proceeding shall be undertaken by counsel selected by Tenant and reasonably approved by Landlord, and if Tenant deems it appropriate, such measures shall be taken in the name of Tenant. Landlord hereby agrees that it will promptly upon receipt of a written request therefor from Tenant (but in no event later than forty-five (45) business days after Landlord's receipt of such written request) furnish Tenant copies of all notices of assessment of Tax Expenses. Landlord shall execute and deliver to Tenant whatever documents may be reasonably necessary or proper to permit Tenant to so contest such Tax Expenses or which may be necessary to secure payment of any refund which may result from any such proceedings; provided, however, if Tenant makes such contest Tenant shall be solely responsible for any and all penalties and liabilities arising therefrom as well as for providing such security as Landlord may reasonably request in connection with any such contest. Any such proceeding shall be undertaken at the sole cost and expense of Tenant and any refund resulting therefrom shall, only to the extent of the Tax Expenses payable by Tenant hereunder and any other taxes payable by Tenant with respect to the Premises actually paid by Tenant to Landlord for the fiscal tax year or years being contested, belong solely to Tenant to the extent such refund is attributable to the Premises and for a period concurrent with the term of the Lease (otherwise an appropriate apportionment shall be made), and any excess amount of any such refund shall belong solely to Landlord. Tenant shall indemnify, defend and hold Landlord, its partners, lenders, representatives, successors and assigns harmless from any and all claims, liabilities, judgments, penalties, fines, damages, costs and expenses (including without limitation, attorneys' and experts' fees and costs) arising from or related to any such contest initiated or brought by Tenant.

        6.3 ADMINISTRATIVE EXPENSES: In addition to the Base Rent set forth in
Section 3 hereof, Tenant shall pay Landlord, without prior notice or demand, on the first (1st) day of each month throughout the term of this Lease (including any extensions of such term), as compensation to Landlord for accounting and management services rendered on behalf of the Building and/or the Park, one-twelfth (1/12th) of an amount equal to ten percent (10%) of the estimated amount of the aggregate of the Tenant's share of (i) the total Operating Expenses and Tax Expenses as described in Sections 6.1 and 6.2 above, respectively, and (ii) all Common Area Utility Costs for the Park and the Premises as described in Section 7 below, but excluding utility costs attributable to the heating, utility expenses for ventilation and air conditioning servicing the Premises; as such amounts are estimated by Landlord in accordance with the provisions of Section 6.4 below (collectively, the "Administrative Expenses"). Tenant's obligations to pay such Administrative Expenses shall survive the expiration or earlier termination of this Lease.

        6.4 PAYMENT OF EXPENSES: Landlord shall reasonably estimate Tenant's share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, on the first (1st) day of each month and throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first day of each month during such calendar year and for each ensuing calendar year throughout the term of this Lease (including any extensions of the term). By April 30th

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of each of the following calendar years, or as soon thereafter as reasonably possible, [including the calendar year after the calendar year in] and within six (6) months after the last day of the term on which this Lease terminates or the term expires, Landlord shall [endeavor] use commercially reasonably efforts to furnish Tenant with an accounting of actual Operating Expenses and Tax Expenses. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant's underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, refund the amount of overpayment to Tenant within six (6) months of such expiration. Tenant, at its sole cost and expense through any certified public accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours and not more frequently than once during any calendar year. Tenant's obligations to pay its share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.]

        6.5 ANNUAL RECONCILIATION: If the term of the Lease expires prior to the annual reconciliation of expenses, if any, Landlord shall have the right to reasonably estimate Tenant's share of such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees to pay Landlord the amount of such underpayment within thirty (30) days thereafter. If Tenant does not pay such underpayment within thirty days, Tenant hereby agrees that Landlord shall be entitled to deduct such underpayment from Tenant's Security Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant [as soon as practicable] within six (6) months thereafter. Notwithstanding the foregoing, failure of Landlord to accurately estimate Tenant's share of such expenses or to otherwise perform such reconciliation of expenses, including, without limitation, Landlord's failure to deduct any portion of any underpayment from Tenant's Security Deposit, shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment at any time during the term of the Lease or at any time after the expiration or earlier termination of this Lease.

         6.6 Exclusions From Operating Expenses: Notwithstanding the foregoing, for the purpose of this Lease, the term "Operating Expenses" shall not include the following:

                  6.6.1 Leasing commissions, cost disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants other than Tenant;

                  6.6.2 Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants;

                  6.6.3 Depreciation and amortization except on materials, tools, supplies and vendor-type equipment purchased by Landlord to supply services for which Landlord might otherwise contract with third parties or such depreciation and amortization which otherwise have already been included in the charge for such third party services;

                  6.6.4 Costs incurred [because Landlord or another tenant actually and conclusively violated the terms of any lease;] for repairs necessitated by the [active] gross negligence or willful misconduct of Landlord or its authorized contractors, employees, or agents or by the negligence of other tenants in the Building, or by latent defects in the original design of the Building;

                  6.6.5 Interest on debt or amortization payments on mortgages or deeds of trust or any other debts for borrowed money;

                  6.6.6 Items and services which Tenant reimburses Landlord or pays third parties or that Landlord provided selectively to one or more tenants of the Building, other than Tenant, without reimbursement;

                  6.6.7    Advertising and promotional expenditures;

                  6.6.8 Any costs, fines, or penalties incurred because Landlord violated any governmental rule or authority, except to the extent contributed to by Tenant or its employees, agents, invitees, licensees, representatives, assignees, subtenants, customers or contractors (collectively, "Tenant's Representatives");

                  6.6.9 Costs incurred to test, survey, clean, contain, abate, remove, or otherwise remedy Hazardous Materials from the Lot or Building except to the extent same is Tenant's responsibility pursuant to Paragraph 29 hereof, or otherwise caused by Tenant or any of Tenant's Representatives;

                  6.6.10 Legal fees, brokerage commissions, advertising costs or other related expenses incurred by Landlord in connection with leasing of space to other tenants and for the financing of the Building, Lot, or Premises, except as required pursuant to the provisions of Section 21 hereof;

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                  6.6.11 Legal fees, accountant fees, and other fees incurred in connection with disputes of other tenants or occupants of the Building or Park;

                  6.6.12 Except for the Administrative Expenses set forth in
        Section 6.3 of this Lease, overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services provided in or to the Building to the extent such costs and expenses exceed the competitive costs and expenses were they not provided by a subsidiary or affiliate of Landlord;

                  6.6.13 The excess costs over competitive costs by independent suppliers or vendors for the cost of supplies and services provided by subsidiaries and affiliates of Landlord;

                  6.6.14 Rental charges and other related expenses incurred by Landlord in leasing air conditioning systems or other equipment ordinarily considered to be a capital nature to the extent such rental charges and other related expenses exist and are incurred as of the Commencement Date of this Lease;

                  6.6.15 Subject to the provisions of Section 27 below, costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductible and any casualties or matters for which Tenant self-insures) to the extent such casualties are covered by insurance required to be maintained by Landlord hereunder;

                  6.6.16 Legal fees for lawsuits or similar proceedings which do not directly benefit the tenants of the Building or Park;

                  6.6.17 Except for the Administrative Expenses set forth in
        Section 6.3 of this Lease, salaries of Landlord's owners or officers;

                  6.6.18   Ground lease rental; and

                  6.6.19 Those costs incurred by Landlord for the matters set forth in Section 11.3 below.

7. UTILITIES: Utility Expenses, Common Area Utility Costs and all other sums or charges set forth in this Section 7 are considered part of Additional Rent. Tenant shall pay the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay its share of any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises are situated, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto (except for penalties attributable solely to Landlord's late payment of such utility charges). For any such utility fees or use charges that are not billed or metered separately to Tenant, Tenant shall pay to Landlord, as Additional Rent, without prior notice or demand, on the first (1st) day of each month throughout the term of this Lease the amount which is attributable to Tenant's use of the utilities or similar services, as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such utilities and similar services ("Utility Expenses"). If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant's sole expense. In addition, Tenant shall pay to Landlord its share, which is described on Page 1, as Additional Rent, without prior notice or demand, on the first
(1st) day of each month throughout the term of this Lease, of any Common Area utility costs, fees, charges or expenses attributable to Phase VI of the Park ("Common Area Utility Costs"). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant's share of the Common Area Utility Costs in the same manner and time periods as specified in Section 6.4 above and any reconciliation thereof shall also be in the same manner as specified in Sections
6.4 and 6.5 above. The amount of Tenant's share of Common Area Utility Costs shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord as reasonably determined by Landlord. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building or the Park, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof, or as a result directly or indirectly of any such rationing or restrictions.

8. LATE CHARGES: Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the [second] fourth day of each month or any time thereafter) by Tenant to Landlord of Base Rent, Tenant's share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses, Administrative Expenses or other sums due

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hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment by Tenant of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord [all of the following, as applicable: (a)] an additional sum equal to [ten] seven percent [(10%)](7%) of such delinquent amount [plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid, (b) the amount of seventy-five dollars ($75) for each three-day notice prepared for, or served on, Tenant, (c) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds.] If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

9.      USE OF PREMISES:

        9.1 COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND REGULATIONS:
The Premises are to be used solely for the uses stated on Page 1 and for no other uses or purposes without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole discretion. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws"), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises, the Building, the Lot and/or the Park, or any portion thereof (collectively, the "Recorded Matters"), and (c) any and all rules and regulations set forth in Exhibit C, attached to and made a part of this Lease, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises, the Building and the Park (collectively, the "Rules and Regulations") so long as the Rules and Regulations hereafter enacted do not prevent Tenant from using the Premises for the purposes as described on Page 1. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws.

        9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises, the Building, the Lot or the Park without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord, other tenants or occupants of the Building, other buildings in the Park, or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord, in its reasonable discretion, for the benefit, quiet enjoyment and use by Landlord and all other tenants or occupants of the Building or other buildings in the Park; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, Park and/or the Common Area, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals (except for those animals required for Tenant to conduct its research), including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except in refuse dumpsters or in any enclosed trash areas provided. Tenant shall honor the terms of all Recorded Matters relating to the Premises, the Building, the Lot and/or the Park. Tenant shall honor the Rules and Regulations. If Tenant fails to comply with such Laws, Recorded Matters, Rules and Regulations or the

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provisions of this Lease, Landlord shall have [the right to collect from Tenant a reasonable sum as a penalty, in addition to] all rights and remedies of Landlord hereunder including, but not limited to, the payment by Tenant to Landlord of all [Enforcement Expenses and Landlord's] costs and expenses incurred by Landlord, if any, to cure any of such failures of Tenant, if Landlord, at its sole option, elects to undertake such cure.

10.     ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES:

        10.1 ALTERATIONS AND ADDITIONS: Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor approved by Landlord, at Tenant's sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. [As a condition to Landlord's consent to the installation of any fixtures, additions or other improvements, Landlord may require Tenant to post and obtain a completion and indemnity bond for up to one hundred fifty percent (150%) of the cost of the work.]

        10.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the fixtures, furnishings, additions and improvements which Landlord has notified Tenant at the time Landlord consented to the installation of such fixtures, furnishings, additions and improvements, in writing, that Landlord will require Tenant not to remove, to Landlord in good condition and repair including, but not limited to, replacing all light bulbs and ballasts not in good working condition, excepting for reasonable wear and tear. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Upon such termination of this Lease, Tenant shall remove all tenant signage, trade fixtures, furniture, furnishings, personal property, additions, and other improvements unless Landlord requests, in writing, that Tenant not remove some or all of such trade fixtures, furniture, furnishings, additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. By the date which is twenty (20) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures, alterations, furniture, furnishings, [trade fixtures,] additions and other improvements which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. If Landlord fails to so notify Tenant at least twenty (20) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, fixtures, alterations, furniture, furnishings, trade fixtures, additions and other improvements installed in or about the Premises by, or on behalf of Tenant. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.

11.     REPAIRS AND MAINTENANCE:

        11.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for those portions of the Building to be maintained by Landlord, as provided in Section
11.2 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and the adjacent areas (including, without limitation, any portion of the Common Area used by Tenant or Tenant's Representatives) in good, clean and safe condition and repair to the satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems, (b) all plumbing, electrical wiring and equipment serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises or adjacent to the Premises, (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage, (g) lifts for disabled persons serving the Premises, (h) sprinkler systems, fire protection systems and security systems,
(i) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises). Tenant's obligation to keep, maintain, preserve and repair the Premises and the adjacent area shall specifically extend to the cleanup and removal of any and all Hazardous Materials (hereafter defined) occurring in, on or about the Premises.

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        11.2 REIMBURSABLE REPAIRS AND MAINTENANCE OBLIGATIONS: Subject to the
provisions of Sections 6 and 9 of this Lease and except for (i) the obligations of Tenant set forth in Section 11.1 above, and (ii) the repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or Tenant's Representatives, Landlord agrees, at Landlord's expense, subject to reimbursement pursuant to Section 6 above, to keep in good repair the plumbing and mechanical systems exterior to the Premises, any rail spur and rail crossing, the roof, roof membranes, exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior lighting, exterior glass, exterior doors and entrances, exterior window casements, exterior doors and door closers, exterior painting of the Building (exclusive of the Premises), and underground utility and sewer pipes outside the exterior walls of the Building. For purposes of this Section 11.2, the term "exterior" shall mean exterior to, and not serving the Premises. Unless otherwise notified by Landlord, in writing, that Landlord has elected to procure and maintain the following described contract(s), Tenant shall procure and maintain (a) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord, and (b) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, but without the obligation to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s), and/or (ii) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services). If Landlord so elects to procure and maintain any such contract(s), Tenant will reimburse Landlord for the cost thereof in accordance with the provisions of Section 6 above. If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of (x) each such contract and any and all renewals or extensions thereof, and (y) each service report or other summary received by Tenant pursuant to or in connection with such contract(s).

        11.3 LANDLORD'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or Tenant's Representatives, Landlord agrees, at Landlord's sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane) as, and when, Landlord determines such replacement to be necessary in Landlord's sole discretion. Notwithstanding the foregoing to the contrary, such repairs and/or replacements shall not be included in the Operating Expenses as set forth in Section 6.1 above.

        11.4 TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE OBLIGATIONS:
Except for normal maintenance and repair of the items described above, Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant refuses or neglects to repair and maintain the Premises and the adjacent areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's costs for making such repairs and/or maintenance, plus [twenty] ten percent [(20%)](10%) for overhead, upon presentation of a bill therefor. The obligations of Tenant hereunder shall survive the expiration of the term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.

12.     INSURANCE:

        12.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers acceptable to Landlord and its lender(s) which afford the following coverages: (i) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises including, without limitation, skylights, with deletion of the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv)

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comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) "all risk" property insurance, including without limitation, sprinkler leakage, [boiler and machinery comprehensive form,] if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition,[ coverage for flood, earthquake, and] business interruption of Tenant, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this subparagraph (v); and (vi) such other insurance as Landlord reasonably deems necessary and prudent or as may otherwise be required by any of Landlord's lenders or joint venture partners.

        12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least [A:X]A-:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Reports". Any deductible amounts under any of the insurance policies required hereunder shall not exceed [One Thousand Dollars ($1,000)] Five Thousand Dollars ($5,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

        12.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord, any property management company and/or agent of Landlord for the Premises, the Building, the Lot or the Park, any lender(s) of Landlord having a lien against the Premises, the Building, the Lot or the Park, and any joint venture partners of Landlord shall be named as additional insureds under all of the policies required in Section 12.1(iii) above with the exception of Tenant's product liability coverage. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises and/or any of the areas within the Park, whether such events occur within the Premises (as described in Exhibit A hereto) or in any other areas of the Park. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

        12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall pay to Landlord, as additional rent, the amount so paid by Landlord promptly upon Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all [Enforcement Expenses and] damages which Landlord may sustain by reason of Tenant's failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

13. WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to
Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such

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waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.

14. LIMITATION OF LIABILITY AND INDEMNITY: Except [for] to the extent of damage resulting from the [sole active] gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lender(s), partners, employees, representatives, legal representatives, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from [or in any way related to, directly or indirectly,] Tenant's or Tenant's Representatives' use of the Premises, Building and/or the Park, or the conduct of Tenant's business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, or in any way connected with the Premises or with the improvements or personal property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

        Except [for] to the extent of damage resulting from the [sole active] gross negligence or willful misconduct of Landlord or its authorized representatives, Landlord shall not be liable to Tenant for any loss or damage to Tenant or Tenant's property, for any injury to or loss of Tenant's business or for any damage or injury to any person from any cause whatsoever, including, but not limited to, any acts, errors or omissions by or on behalf of any other tenants or occupants of the Building and/or the Park. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect (other than any latent defect in the Premises or the Building attributable to the original design or construction of the Building) in the Premises or the Building. To the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of Landlord's lender(s), partners, employees, representatives, legal representatives, successors and assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, the Building or the Park unless directly caused by the gross negligence or willful misconduct of Landlord or its authorized representatives.

15.     ASSIGNMENT AND SUBLEASING:

        15.1 PROHIBITION: Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord's written consent thereto, and (b) comply with all Landlord's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require; and (iii) the aforementioned plans and specifications, if any. Within ten (10) days after Landlord's receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Landlord shall deliver to Tenant a copy of Landlord's standard form of sublease or assignment agreement (as applicable), which instrument shall be utilized for each proposed sublease or assignment (as applicable), and such instrument shall include a provision whereby the assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall pay to Landlord a fee in the amount of five hundred dollars ($500) plus Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting; provided (in each instance) Tenant shall only be required to reimburse Landlord for legal expenses incurred with respect to a proposed or actual assignment or sublease up to a maximum amount of $1,500 in each instance. In the event the sublease (1) by itself or taken together with prior sublease(s) covers or totals, as the case may be, more than twenty-five percent (25%) of the rentable square feet of the Premises or (2) is for a term which by itself or taken together with prior or other subleases is greater than fifty percent (50%) of the period remaining in the term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the space described in the sublease. If such recapture notice is given, Tenant shall have the right to withdraw its request to sublease such portion of the Premises. If Tenant does not withdraw its request in writing within fifteen (15) days

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of delivery of the recapture notice, Landlord's recapture notice [it] shall serve to terminate this Lease with respect to the proposed sublease space, or, if the proposed sublease space covers all the Premises, it shall serve to terminate the entire term of this Lease, in either case as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. For purposes hereof, in the event Tenant is a corporation, partnership, joint venture, trust or other entity other than a natural person, any change in the direct or indirect ownership of Tenant (whether pursuant to one or more transfers other than any public trading of the outstanding shares (stock) of Tenant which does not result in a change of the management and control of Tenant) which results in a change of more than fifty percent (50%) in the direct or indirect ownership of Tenant shall be deemed to be an assignment within the meaning of this Section 15 and shall be subject to all the provisions hereof. [Any] Except for a permissible assignment to a Related Entity, any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord. Notwithstanding anything to the contrary contained herein, so long as Tenant delivers to Landlord (1) at least thirty (30) days prior written notice of its intention to assign or sublease the Premises to any Related Entity, which notice shall set forth the name of the Related Entity, (2) a copy of the proposed agreement pursuant to which such assignment or sublease shall be effectuated, and (3) such other information concerning the Related Entity as Landlord may reasonably require, including without limitation, information regarding any change in the proposed use of any portion of the Premises and any financial information with respect to such Related Entity, and so long as Landlord approves, in writing, of any change in the proposed use of the subject portion of the Premises, then Tenant may assign this Lease or sublease any portion of the Premises (X) to any Related Entity, or (Y) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto. For purposes of this Lease the term "Related Entity" shall mean and refer to any corporation or entity which controls, is controlled by or is under common control with Tenant, as all of such terms are customarily used in the industry, and with an equal or greater net worth as Tenant has as of the proposed transfer date. Any assignment to a Related Entity shall in no way relieve Tenant of any liability Tenant may have under this Lease and such assignee or sublessee shall be jointly and severally liable with Tenant hereunder.

        15.2 EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as additional rent, at the same time as the monthly installments of Rent are payable hereunder, [fifty]forty-five percent [(50%)](45%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder.

        15.3 WAIVER: Notwithstanding any assignment or sublease to a party other than a Related Entity, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee (other than a Related Entity), Tenant [waives notice of any default of any assignee or sublessee and] agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee (other than a Related Entity), except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee including any Related Entity.

16. AD VALOREM TAXES: Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the

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extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

17. SUBORDINATION: Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a demand or request by Landlord and in the form requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, [at Landlord's option],subject to Section 20.3 constitute a material default hereunder. [It is further agreed that Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such additional documents.]

18. RIGHT OF ENTRY: Tenant grants Landlord or its agents the right to enter the Premises at all reasonable times, following reasonable prior notice (except in the event of an emergency) for purposes of inspection, exhibition, posting of notices, repair or alteration. At Landlord's option, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall also have the right to place "for rent" and/or "for sale" signs on the outside of the Premises. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the sole active gross negligence or willful misconduct of Landlord or its authorized representatives. Landlord shall use reasonably diligent efforts to abide by any safety regulations of Tenant to the extent Landlord actually receives copies of any such safety regulations, except in the event of an emergency.

19. ESTOPPEL CERTIFICATE: Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within not less than [five
(5)] seven (7) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three month's Rent has been paid in advance. Failure by Tenant to so timely deliver such certified estoppel certificate shall be a material default of the provisions of this Lease unless such failure is cured by Tenant within ten (10) business days after Landlord's delivery to Tenant of a second written request therefor. Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such certified estoppel certificate [together with any and all Enforcement Expenses]within the time periods contemplated in this

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Section 19. Landlord shall execute and deliver to Tenant, within the same time periods given to Tenant under this Section 19, an estoppel certificate containing the information described in subitems (a), (b) and (c) above.

20. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall, at Landlord's option, constitute a default and breach of this Lease by Tenant:

        20.1 The [vacation or] abandonment of the Premises by Tenant or the vacation of the Premises by Tenant [for a period of ten (10) consecutive days or the vacation of the Premises by Tenant] which [would] actually causes any insurance policy to be invalidated or otherwise lapse. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

        20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder [on the date] within three (3) days after delivery of written notice from Landlord that said payment is past due. Tenant agrees that such written notice by Landlord shall serve as the statutorily required notice under the law and Tenant further agrees to notice and service of notice as provided for in this Lease [and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect];

        20.3 [The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within the time period required under the provisions of this Lease. If such failure is susceptible of cure but cannot reasonably be cured within the aforementioned time period (if any), as determined solely by Landlord, Tenant shall promptly commence the cure of such failure and thereafter diligently prosecute such cure to completion within the time period specified by Landlord in any written notice regarding such failure as may be delivered to Tenant by Landlord. In no event or circumstance shall Tenant have more than fifteen (15) days to complete any such cure, unless otherwise expressly agreed to in writing by Landlord (in Landlord's sole discretion);] The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within
(i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to Hazardous Materials, and (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials. However, Tenant shall not be in default of its obligations hereunder if such failure cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than forty-five (45) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure;

        20.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

        20.5 Tenant's use or storage of Hazardous Materials in, on or about the Premises, the Building, the Lot and/or the Park other than as expressly permitted by the provisions of Section 29 below;

        20.6 [The] Tenant knowingly making [of] any material misrepresentation or omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease; or

        20.7 Tenant fails to timely and duly perform any of its obligations under the Modification Agreement, including without limitation, making the payments required to be made by Tenant thereunder in a timely manner. [A material adverse change in the financial condition of Tenant or an affiliated entity of Tenant which may adversely affect Tenant's ability to perform all or any portion of its obligations under this Lease.]


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21.     REMEDIES FOR TENANT'S DEFAULT:

        21.1 LANDLORD'S RIGHTS: In the event of Tenant's default or breach of the Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord to Tenant of such termination, this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating[, and further improving the Premises and other similar costs] (collectively, the "Reletting Costs"), and
(ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, Common Area Utility Costs, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, Common Area Utility Costs, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

        21.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the term, or if Tenant's right to possession is terminated by Landlord because of a breach or default of the Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, including, but not limited to, the cost of any tenant improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto, the portion of any broker's or leasing agent's commission incurred with respect to the leasing of the Premises to Tenant for the balance of the term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil
Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

        21.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally. In addition to all remedies set forth above, if Tenant defaults or otherwise breaches this Lease, any and all Base Rent waived by Landlord under Section 3 above shall be immediately due and payable to Landlord and all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

        21.4 WAIVER OF A DEFAULT: The waiver by Landlord of any default or breach of any provision of this Lease shall not be deemed or construed a waiver of any other breach or default by Tenant

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hereunder or of any subsequent breach or default of this Lease, except for the default specified in the waiver.

22. HOLDING OVER: If Tenant holds possession of the Premises after the expiration of the term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease term, payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23. LANDLORD'S DEFAULT: Landlord shall not be deemed in breach or default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24. PARKING: Landlord shall make available to Tenant, and Tenant shall have [an irrevocable] the license to use throughout the term of this Lease, the number of undesignated and nonexclusive parking spaces set forth on Page 1. [Landlord shall exercise reasonable efforts to insure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's right to use the same.]

25. SALE OF PREMISES: In the event of any sale of the Premises by Landlord or the cessation otherwise of Landlord's interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder [as of] occurring after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this
Section 25, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this
Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease.

26. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

27. CASUALTY DAMAGE: [If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated]

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[as of the date of such damage. If Landlord does not elect to terminate this
Lease and provided insurance proceeds and any contributions from Tenant, if necessary, are available to fully repair the damage, Landlord shall within ninety (90) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures and equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) and any contributions from Tenant, if necessary, actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, the Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder. Except as otherwise provided in this Section 27, Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.]

        27.1 CASUALTY. If the Premises or any part thereof (excluding any alterations or improvements installed by or for the benefit of Tenant) shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or
(c) in more than one hundred eighty (180) days, from the date of such notice.

                  27.1.1 MINOR INSURED DAMAGE. If the Premises are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within ninety (90) days, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any alterations or improvements installed by or for the benefit of Tenant or any part of Tenant's furniture, furnishings or fixtures and equipment removable by Tenant. The Rent payable hereunder shall be abated proportionately from the date Tenant vacates the Premises only to the extent rental abatement insurance proceeds are received by Landlord and the Premises are unfit for occupancy.

                  27.1.2 INSURED DAMAGE REQUIRING MORE THAN 90 DAYS TO REPAIR. If the Premises are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of:
(a) terminating the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair, or replace any alterations or improvements installed by or for the benefit of Tenant or any part of Tenant's furniture, furnishings or fixtures and equipment removable by Tenant). The Rent payable hereunder shall be abated proportionately from the date Tenant vacates the Premises only to the extent rental abatement insurance proceeds are received by Landlord and the Premises are unfit for occupancy. If Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the date on which Landlord is notified by Tenant of the occurrence of such casualty (such 180-day period to be extended for delays caused by Tenant or any force majeure events), Tenant may within twenty (20) days after expiration of such one hundred eighty (180) day period (as same may be extended), terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights of Tenant hereunder shall cease and terminate twenty (20) days after Landlord's receipt of such notice.

                  27.1.3 MAJOR INSURED DAMAGE. If the Premises are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed within one hundred eighty (180) days, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If either party notifies the other of its intention to so terminate the Lease, then this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair, or replace any alterations or improvements installed by or for the benefit of Tenant or any part of Tenant's

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furniture, furnishings or fixtures and equipment removable by Tenant). During the time when Landlord is prosecuting such repairs to completion, the Rent payable hereunder shall be abated proportionately from the date Tenant vacates the Premises only to the extent rental abatement insurance proceeds are received by Landlord and only during the time period that the Premises are unfit for occupancy.

                  27.1.4 DAMAGE NEAR END OF TERM. Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 27.2 below, if the Premises are damaged or destroyed during the last year of then applicable term of this Lease, Landlord may, at its option, cancel and terminate this Lease by giving written notice to Tenant of its election to do so within thirty (30) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty. If Landlord so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate ten (10) days after Tenant's receipt of such notice.

        27.2 TENANT'S OR TENANT'S REPRESENTATIVE'S FAULT. If any portion of the Premises is damaged or destroyed due to the fault, negligence (active or passive) or breach of this Lease by Tenant or any of Tenant's Representatives, Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds.

        27.3 UNINSURED CASUALTY. Tenant shall be responsible for and shall pay to Landlord, as Additional Rent, any deductibles amount under the property insurance for the Premises and/or the Building. If any portion of the Premises is damaged and is not fully covered by insurance proceeds received by Landlord (and Tenant elects not to pay any such difference) or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder, except for those obligations expressly provided for in this Lease to survive such termination of the Lease.

        27.4 TENANT'S WAIVER. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant's personal property, resulting in any way from such damage, destruction or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy as specifically provided above in this Section 27. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant hereby waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including but not limited to, all rights pursuant to the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code, as the same may be amended or supplemented from time to time. Notwithstanding anything to the contrary contained herein, if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder, except for those obligations expressly provided for in this Lease to survive such termination of the Lease.

        27.5 REPAIR AND RESTORATION BY TENANT. Notwithstanding the foregoing but subject to (i) the rights of any lender of Landlord, and/or (ii) Landlord's right to determine, in its sole and absolute discretion, to reconfigure the Park or any of the buildings situated within the Park, including without limitation, the Premises or the Building (in which event Landlord may rescind the following described right conferred upon Tenant herein), if there is any damage or destruction to the Premises caused by fire or other casualty and the balance of the leased space within the Building is not substantially damaged or destroyed by any such fire or other casualty, Tenant shall have the right, but not the obligation under the provisions of this Section 27.5, to repair such damage and completely restore the Premises at Tenant's sole cost and expense (without any contribution from Landlord or Landlord's insurers) and keep this Lease in full force and effect. The foregoing right granted to Tenant in this Section 27.5 shall be subject to the satisfaction of all of the following conditions: (a) Tenant shall promptly notify Landlord of its election to so repair and restore the Premises; (b) Tenant shall promptly prepare and deliver to Landlord, for Landlord's prior written approval, all plans, specifications, drawings and other information and schematics as Landlord may request; (c) Tenant shall obtain, and deliver a copy to Landlord of, all permits and licenses for such work; (d) Tenant shall comply with all of the provisions of Section 10.1 with respect to such work; (e) Tenant and Tenant's contractors shall procure and maintain throughout the time period during which such work is being performed builder's risk insurance with such insurers as required by the provisions of Section 12 above and Tenant shall also comply with all of the provisions of Section 12 pertaining to insurance, including without limitation, naming Landlord and its property management company (if other than Landlord), partners and lenders as additional insureds thereunder, and delivering certificates of insurance to Landlord; (f) after the completion of such work, Tenant shall deliver to Landlord as-built plans and any certificate of occupancy or other approvals issued by applicable governmental agencies with respect to the completion of such work; (g) Tenant shall promptly commence and diligently pursue such repair and restoration work; and (h) during the time period such repair and restoration work is being performed, Rent shall only be abated to the extent rental abatement proceeds are actually received by Landlord and the Premises are unfit for occupancy.



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28.     CONDEMNATION: If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant. If a substantial portion of the Premises, Building or the Lot is so Condemned, Landlord [at its] or Tenant, at either party's option may terminate this Lease. If [Landlord does not] neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as [solely] reasonably determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.

29.     ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:

        29.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord [the] Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit G E and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that, to the best of Tenant's knowledge after due inquiry, the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate (the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E. Landlord hereby acknowledges and agrees that as of the date on which both parties execute and deliver this Lease, Landlord has approved the Initial HazMat Certificate.

        29.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, the Lot, the Park or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

        29.3 PROHIBITION; ENVIRONMENTAL LAWS: Except for, and to the extent of, the type and quantities of Hazardous Materials specified in the Initial HazMat Certificate, Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, the Building, the Lot and the Park, or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the then applicable HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent [may be given or withheld in Landlord's sole discretion] shall not be unreasonably withheld. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times, but not more than twice per year (unless Tenant is then in default or Landlord has reason to believe that the Premises have been contaminated) during the term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about the Premises, the Common Areas and/or the parking lots (to the extent the Common Areas and/or the parking lots are not considered part of the Premises). The cost of all such inspections, tests

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and investigations shall be borne solely by Tenant, if Landlord reasonably
[believes they are necessary]determines that Tenant or any of Tenant's Representatives are [directly or indirectly] responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

        29.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about the Premises, or in any Common Areas or parking lots (to the extent such areas are not considered part of the Premises). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Park and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises, the Building, the Lot or the Park, or any portion of any of the foregoing. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, the Building, the Lot and the Park after the satisfactory completion of such work.

        29.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove, Tenant [and Tenant's officers and directors] agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, directors, employees, representatives, agents, contractors, shareholders, successors and assigns harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of the Premises, the Building, the Lot, the Park, or any portion of any of the foregoing, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Building and/or Park), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about the Premises, or in any Common Areas or parking lots (to the extent such areas are not considered part of the Premises) as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or Tenant's Representatives. The foregoing indemnity shall not include any claims, judgments, damages, penalties, fines, liabilities or losses related in any way to the residual hazardous substances described in Section 29.7 below. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, the Building, the Lot and the Park, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant [and Tenant's officers and directors] from its obligations of indemnification pursuant hereto. To the extent Landlord is strictly liable under any Environmental Laws, Tenant's obligations to Landlord under this Section 29 and the indemnity contained herein shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to any of the aforementioned indemnitees.

        Tenant shall not be liable for nor otherwise obligated to Landlord under any provision of the Lease with respect to (i) any claim, remediation obligation, investigation obligation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any Hazardous Material present in, on or about the Premises or any of the Buildings in Phase VI to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or Tenant's Representatives, including without limitation, any residual Hazardous Materials which are present in, on or about the Premises, the Building or the Lot as of the Lease Date including any residual hazardous substances referred to in section 29.7 below; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises or the Building caused by any source, including third parties other than Tenant and Tenant's Representatives, as a result of or in connection with the acts or omissions of persons other than Tenant

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or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials or Tenant and/or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible for, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises, any of the Buildings in Phase VI or the Park, or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises, any of the Buildings in Phase VI or the Park. At Tenant's written request, Landlord shall make available for review by Tenant in Landlord's offices any environmental reports, evaluations or information bearing on the environmental condition of the Premises, any of the Buildings in Phase VI or the Park to the extent same is in Landlord's possession at Landlord's offices and to the extent not otherwise treated as confidential or otherwise protected under any attorney-client privilege, attorney work-product privilege or similar laws.

        29.6 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord's environmental consultants in concurrence with Tenant's environmental consultants (both environmental consultants to act reasonably and in good faith) that the condition of all or any portion of the Premises, the Building, the Lot and/or the Park is not in compliance with the provisions of this Lease due to the acts or omissions of Tenant or any of Tenant's Representatives with respect to Hazardous Materials, including without limitation [all]any violation of applicable Environmental Laws at the expiration or earlier termination of this Lease, then at Landlord's sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. [The burden of proof hereunder shall be upon Tenant.] For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, the Lot and/or the Park in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 22 of this Lease.

        29.7 DISCLOSURE: The land described herein contains residual hazardous substances. Such condition renders the land and the owner, Tenant or other possessor of the land subject to requirements, restrictions, provisions, and liabilities contained in Chapter 6.5 and Chapter 6.8 of division 20 of the Health and Safety Code, as same may be amended from time, and any successor statutes thereof. This statement is not a declaration that a hazard to public health, safety and welfare exists.

30. FINANCIAL STATEMENTS: Tenant and/or a Related Entity, as the case may be, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon the Premises, the Building or the Park or any portion thereof, or any prospective purchaser of the Building or the Park or any portion thereof, within ten (10) business days after Landlord's request therefor, but not more often than once annually so long as Tenant or a Related Entity, as applicable is not in default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant and/or a Related Entity, as the case may be, (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant and/or a Related Entity, as the case may be, at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant and/or a Related Entity, as the case may be, shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant and/or a Related Entity, as the case may be. If Landlord so requests, Tenant or a Related Entity, as applicable, shall deliver to Landlord an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Any and all options granted to Tenant hereunder shall be subject to and conditioned upon Landlord's reasonable approval of Tenant's financial or a Related Entity's (as applicable) condition at the time of Tenant's exercise of any such option.

31.     GENERAL PROVISIONS:

        31.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

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        31.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

        31.3 RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

        31.4 LANDLORD'S PERSONAL LIABILITY. The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Building if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners in the Premises or the Building and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord; it being intended that Landlord and the individual partners, directors, officers, shareholders, agents or employees of Landlord shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building, and Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder upon transfer of Landlord's interest in the Premises or the Building.

        31.5 SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

        31.6 CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California.

        31.7 ATTORNEYS' FEES. In the event any dispute between the parties result in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

        31.8 ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party that is not in writing and signed by all parties to this Lease shall be binding.

        31.9 WARRANTY OF AUTHORITY. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. In addition to any other remedies available to Landlord under this Lease, if there is any breach of the foregoing warranty, the person(s) executing this Lease on behalf of Tenant shall be personally liable for all of Tenant's obligations under this Lease, including, but not limited to, the payment by such person(s) to Landlord of any and all losses, liabilities, costs, expenses and damages incurred by Landlord hereunder.

        31.10 NOTICES. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at 101 Lincoln Centre Drive, Fourth Floor, Foster City, California 94404-1167. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen (18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises; or (iv) by facsimile at the facsimile number at the Premises, if any, as provided by Tenant on Page 1 of this Lease or otherwise provided to Landlord. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Notice and/or demand by facsimile shall be complete upon transmission over the telephone line. Any notice or requirement of service required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161.1, and 1162, is hereby waived by Tenant.

        31.11 JOINT AND SEVERAL. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

        31.12 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.



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        31.13 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, the Building or the Park, and/or any claim of injury, loss or damage.

        31.14 COUNTERCLAIMS. In the event Landlord commences any proceedings for nonpayment of Base Rent[, Additional Rent, or any other sums or amounts due hereunder], Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings, provided, however, nothing contained herein shall be deemed or construed as a waiver of the Tenant's right to assert such claims in any separate action brought by Tenant or the right to offset the amount of any final judgment owed by Landlord to Tenant.

        31.15 UNDERLINING. The use of underlining within the Lease is for Landlord's reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred.

32. SIGNS: All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's [S]sign [C]criteria as same may exist from time to time [set forth in Exhibit G hereto and made a part hereof]. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which shall interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the Park be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33. MORTGAGEE PROTECTION: Upon any breach or default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be less than ninety
(90) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such breach or default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord.

34. QUITCLAIM: Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant's interest in and to the Premises. If Tenant fails to so deliver to Landlord such a quitclaim deed, Tenant hereby agrees that Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.

35. MODIFICATIONS FOR LENDER: If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder. If the foregoing occurs Landlord will reimburse Tenant for any reasonable out-of-pocket costs and expenses incurred by Tenant in connection with such modifications.

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36. WARRANTIES OF TENANT: Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

37. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT: Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Park may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Section 6 of the Lease, if any barrier removal work or other work is required to the Building, the Common Area or the Park under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA, provided that Tenant shall not be responsible for any costs attributable to compliance with the provisions of the ADA, as the ADA is in effect as of the Lease Date, nor any costs attributable to compliance with the ADA as a result of any activity or use by any other tenant in the Building so long as such activity or use is not in any manner associated with Tenant's or Tenant's Representatives' use of any portion of the Premises, the Building, the Lot and/or the Park. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lender(s), partners, employees, representatives, legal representatives, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

38. BROKERAGE COMMISSION: Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease shall only be payable and applicable to the extent of the initial term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial term of this Lease or for any additional space leased by Tenant other than the Premises as same exist as of the date on which Tenant executes this Lease.

39. QUIET ENJOYMENT: Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord's lenders in accordance with the provisions of any subordination agreement between Tenant and such lenders, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises and the Common Areas during the term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises and the Common Areas.

40. LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS:
Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, and/or if the failure of Tenant relates to a matter which in Landlord's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, after reasonable notice to Tenant at Landlord's option without any obligation to do so, and in its sole discretion as to the necessity therefor, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant's obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owning by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, (a) the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law;
(b) the reasonable expenses of Landlord attributable thereto.

41. TENANT EQUIPMENT FINANCING: Landlord hereby acknowledges that Tenant has informed Landlord that Tenant intends to procure financing for equipment to be used in Tenant's operations conducted within the Premises (the "Equipment Financing"). Within fifteen (15) business days after Tenant's delivery to Landlord of written notice of the prospective procurement of such Equipment Financing, Landlord shall execute and deliver to Tenant that certain waiver by Landlord, in the form of Exhibit H attached hereto and made a part hereof (the "Waiver By Landlord"). Tenant shall not do any of the following in connection with any such Equipment Financing: (i) record or permit the recordation of the Waiver By Landlord in the official records in the county in which the Premises are located; and/or (ii) file any UCC-1 financing statements with regard to such equipment in which reference is made to any portion of the Premises, the Building, the Lot or the Park which would have the effect of causing a lien to be placed against any portion of the Premises, the Building, the Lot or the Park. Tenant shall promptly deliver to Landlord a true and complete copy of the Waiver By Landlord fully executed by Landlord, Tenant and any lender which provides such Equipment Financing to Tenant.

        IN WITNESS WHEREOF, this Lease is executed on the date and year first written above.


TENANT:

Sequus Pharmaceuticals, Inc.,
A Delaware Corporation

By:   /s/ UNABLE TO READ
      ----------------------------

Its:  V.P. Finance
      ----------------------------

Date: 2/1/96
      ----------------------------

LANDLORD:

LINCOLN MENLO VI,
A CALIFORNIA LIMITED PARTNERSHIP

By:      Lincoln Property Company Management Services, Inc.,
         As Manager and Agent for Lincoln Menlo VI, a California Limited Partnership

         By:   [UNABLE TO READ]
               --------------------------------
               Vice President

         Date:
               --------------------------------

                              EXHIBIT A - PREMISES

                  LEASE DATED FEBRUARY 1, 1996, BY AND BETWEEN

                          SEQUUS PHARMACEUTICALS, INC.,
                             A DELAWARE CORPORATION
                                   ("TENANT"),
                                       AND
                                LINCOLN MENLO VI,
                        A CALIFORNIA LIMITED PARTNERSHIP
                                  ("LANDLORD")

LEASED PREMISES:

1360 Willow Road, Suites 101, 201, 203 and 204, Menlo Park, California Approximately 31,985 rentable square feet effective as of the Commencement Date through December 14, 1996; increasing to approximately 35,182 rentable square feet effective as of December 15, 1996, through the Expiration Date.



                             [GRAPHIC OF SITE PLAN]




INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

                          EXHIBIT B TO LEASE AGREEMENT
                               TENANT IMPROVEMENTS

This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B to that certain Lease Agreement dated February 1, 1996 (the "Lease"), by and between LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("LANDLORD"), AND SEQUUS PHARMACEUTICALS, INC., A DELAWARE CORPORATION ("TENANT"), for the leasing of certain premises located at 1360 Willow Road, Suites 101,201, 203, and 204, Building S of Willow Park, Menlo Park, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the
Lease:

1. TENANT TO CONSTRUCT TENANT IMPROVEMENTS. Subject to the provisions below, Tenant shall be solely responsible for the planning, construction and completion of the interior tenant improvements ("Tenant Improvements") to the Premises in accordance with the terms and conditions of this Exhibit B. The Tenant Improvements shall not include any of Tenant's personal property, trade fixture, furnishings, equipment or similar items.

2.      TENANT IMPROVEMENT PLANS.

        A. PRELIMINARY PLANS AND SPECIFICATIONS. Tenant shall retain a licensed, insured architect ("Architect") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the Tenant Improvements. Tenant shall deliver the Preliminary Plans and Specifications to Landlord. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within five (5) days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten
(10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the "Final Preliminary Plans and Specifications".

        B. FINAL PLANS AND SPECIFICATIONS. After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to prepare in twenty (20) days following Landlord's approval of the Final Preliminary Plans and Specifications the final working architectural and engineering plans, specifications and drawings, ("Final Plans and Specifications") for the Tenant Improvements. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Final Plans and Specifications within five (5) days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within ten ( 10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the "Construction Documents".

        C. MISCELLANEOUS. All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord's interest in doing so is to protect the Premises, the Building and Landlord's interest. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

        D. BUILDING STANDARD WORK. The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal, in quality, to Landlord's building standard materials, quantities and procedures then in use by Landlord ("Building Standards") attached hereto as Exhibit B-2, and shall consist of improvements which are generic in nature.

3. PERMITS. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of the

Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises and/or the Building.

4.       CONSTRUCTION.

         A. Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Paragraph 5 below. Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord. No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld.

         B. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall employ a licensed, insured and bonded general contractor ("Contractor") to construct the Tenant Improvements in accordance with the Construction Documents. The construction contracts between Tenant and the Contractor and between the Contractor and subcontractors shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. Proof that the Contractor is licensed in California, is bonded as required under California law, and has the insurance specified in Exhibit B-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of Exhibit B-1.

         C. Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord's reasonable satisfaction:

            (i) An estimated budget and cost breakdown for the Tenant Improvements.

            (ii) Estimated completion schedule for the Tenant Improvements.

            (iii) Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements; provided, however, if prior to commencement of the construction and installation of Tenant Improvements Tenant has not received the electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application therefor, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof.

            (iv) Evidence of Tenant's procurement of insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G [above].

         D. Landlord shall at all reasonable times have a right to inspect the Tenant Improvements (provided Landlord does not materially interfere with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord. If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

         E. Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate notice of nonresponsibility.

         F. Tenant acknowledges and agrees that the agreements and covenants of Tenant in Sections 10 and 37 of the Lease shall be fully applicable to Tenant's construction of the Tenant Improvements.

         G. Tenant shall maintain during the construction of the Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in Section 12 of the Lease, together with builders' risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

         H. No materials, equipment or fixtures shall be delivered to or installed upon the Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

         I. Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

         J. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to Landlord's reasonable satisfaction:

            (i) Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of Menlo Park.

            (ii) A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably approved by Landlord.

            (iii) A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

            (iv) Final and unconditional mechanic's lien waivers for all the Tenant Improvements.

            (v) A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of San Mateo.

            (vi) Redline version of the Construction Documents.

            (vii) A true and complete copy of all as-built plans and drawings for the Tenant Improvements.

5.       TENANT IMPROVEMENT ALLOWANCE.

         A. Landlord shall provide to Tenant an allowance in the amount of thirty-five thousand one hundred eighty-two and 00/100 dollars ($35,182.00) (the "Tenant Improvement Allowance") based upon an allowance of one and 00/100 dollars ($1.00) per rentable square foot for 35,182 square feet of the Premises which are to be improved, to construct and install the Tenant Improvements. The Tenant Improvement Allowance shall be used to design, prepare, plan, obtain the approval of, construct and install the Tenant Improvements and for no other purpose. Except as otherwise expressly provided herein, Landlord shall have no obligation to contribute the Tenant Improvement Allowance unless and until the Construction Documents have been approved by Landlord and Tenant has complied with all requirements set forth in Paragraph 4.C. of this Exhibit B. The costs to be paid out of the Tenant Improvement Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, construction and installation of the Tenant Improvements (the "Tenant Improvements Costs"), including, all of the following:

            (i) All costs of the Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation:

            (ii) All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

            (iii) All costs of interior design and finish schedule plans and specifications including as-built drawings, if applicable;

            (iv) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by the Contractor in connection with the construction of the Tenant Improvements; provided, however, that the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services shall not exceed amounts which are reasonable and customary for such items in the local construction industry;

            (v) All fees payable to the Architect and any engineer if they are required to redesign any portion of the Tenant Improvements following Tenant's and Landlord's approval of the Construction Documents;

            (vi) Utility connection fees;

            (vii) Inspection fees and filing fees payable to local governmental authorities, if any;

            (viii) All costs of all permanently affixed equipment and non-trade fixtures provided for in the Construction Documents, including the cost of installation; and,

            (ix) A construction management fee payable to Landlord in the amount of three percent (3%) of the Tenant Improvement Allowance.

The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs. The Tenant Improvement Allowance will be available as of February 1, 1996, through December 31, 1998, only, and the disbursement of the Tenant Improvement Allowance is subject to the terms contained hereinbelow. Therefore, written request for disbursement of the Tenant Improvement Allowance must occur prior to December 31, 1998.

Landlord will make payments to Tenant from the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Costs paid or incurred by Tenant. The payments shall be by progress payments not more frequently than once per month and only after satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional mechanics' lien releases for the work completed and to be paid by said progress payment, conditioned only on the payment of the sums set forth in the mechanics' lien release, executed by the Contractor and all subcontractors, labor suppliers and materialmen; (b) receipt by Landlord of unconditional mechanics' lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the Tenant Improvement Allowance to pay for such work;
(c) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used as of the date of Tenant's request for the progress payment, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used; and (d) completion by Landlord or Landlord's agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord[; and (e) satisfaction of any and all other conditions which may be reasonably imposed by Landlord]. Tenant Improvement Allowance progress payments shall be paid to Tenant within fourteen (14) days from the satisfaction of the conditions set forth in the immediately preceding sentence. The preceding notwithstanding, all Tenant Improvement Costs paid or incurred by Tenant prior to Landlord's approval of the Construction Documents in connection with the design and planning of the Tenant Improvements by Architect shall be paid from the Tenant Improvement Allowance, without any retention, within fourteen (14) days following Landlord's receipt of invoices, bills or statements from Architect evidencing such costs. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain five percent (5%) of the Tenant Improvement Allowance or of any Tenant Improvement Allowance progress payment until the lien-free expiration of the time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the Tenant Improvements.

         B. Landlord shall not be obligated to pay any Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention Tenant is in default of this Lease. Such payments shall resume upon Tenant curing any such default within the time periods which may be provided for in the Lease.

         C. Should the total cost of constructing the Tenant Improvements be less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

6. TERMINATION. If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of
Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building.

7. LEASE PROVISIONS; CONFLICT. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this EXHIBIT B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 31 of the Lease. In the event of any conflict between the terms of the Lease and this EXHIBIT B, the terms of this EXHIBIT B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                                   EXHIBIT B-1
                       CONSTRUCTION INSURANCE REQUIREMENTS

Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

A. Workers' Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B. Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner's and Contractor's Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

      Bodily Injury, Property Damage, and $1,000,000/each occurrence
      Personal Injury Liability           $2,000,000/aggregate

      * Products/Completed Operations Liability Insurance is to be provided for period of at least one (1) year after completion of work.

      Coverage should include protection for Explosion, Collapse and Underground Damage.

C. Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

      Bodily Injury and Property          $1,000,000/each occurrence
      Damage Liability                    $2,000,000/aggregate

      This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D. Umbrella Liability Insurance in a minimum amount of $5 million dollars ($5,000,000), providing excess coverage on a following-form basis over the Employer's Liability limit in Paragraph A and the liability coverages outlined in Paragraphs B & C.

E. Equipment and Installation coverages in the broadest form available covering Contractor's tools and equipment and material not accepted by Tenant. Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear. All insurance policies shall (1) be issued by a company or companies licensed to be business in the state the work is being completed in,
(2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) prior written notice provided to Landlord, (3) provide no deductible greater than $15,000 per loss and (4) contain a waiver to subrogation clause in favor of Landlord, and its partners and lenders.


INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

                                   EXHIBIT B-2
                               BUILDING STANDARDS

OFFICE AREA

DEMISING PARTITION AND CORRIDOR WALLS:

      A. 6" 20-gauge metal studs at 24" O.C. (or as required by code for span) framed full height from finish floor to structure above

      B. One (1) layer 5/8" drywall Type "X" both sides of wall, fire taped only

INTERIOR PARTITIONS:

      A. 3 5/8" 25-gauge metal studs at 24" O.C. to bottom of T-bar ceiling grid approximately 9' - 0' high

      B.    Top track to be pre-formed slotted aluminum taped in

      C. One (1) layer 5/8" drywall both sides of wall, taped texture ready for paint

      D.    3 5/8" metal studs including all lateral bracing as required by code

PERIMETER DRYWALL (AT OFFICE AREAS):

      A.    One (1) layer 5/8" Type "X" drywall taped texture ready for paint

      B.    Provide alternate to texture concrete in lieu of furring walls

COLUMN FURRING:

      A.    Furring channel all sides

      B.    One (1) layer 5/8" drywall taped texture and ready for paint

      C. Provide deductive alternate for texturing columns where there are no pipes to furred out

ACOUSTICAL CEILINGS:

      A. 2' x 4' standard white T-bar grid system as manufactured by Chicago Metallic or equal

      B. 2' x 4' x 5/8" white, fissured, non-directional acoustical tile to be Cortega as manufactured by Armstrong or equal

PAINTING:

      A. Sheetrock walls to receive two (2) coats of interior latex paint as manufactured by Kelly Moore or equal. Some portions of second coat to be single accent color.

      B.    Provide a deductive alternate for not painting warehouse walls

WINDOW COVERING:

      A. 1" aluminum mini-blinds as manufactured by Levelor or equal, color to be selected by Lincoln Property Company

      B.    Blinds to be sized to fit window module

VCT:

      VCT to be 1/8" x 12" x 12" as manufactured by Armstrong - Excelon Series or equal

LIGHT FIXTURES:

      2' x 4' T-bar lay in 3-tube energy efficient fixture with cool white fluorescent tubes with prismatic acrylic lens as manufactured by Lithonia or equal

LIGHT SWITCHES:

      A.    Double switching as required by Title 24

      B.    Switch assembly to be Leviton, color - Ivory

ELECTRICAL OUTLET:

      A. 110-v duplex outlet in demising or interior partitions only, as manufactured by Leviton, color to be Ivory

      B.    Eight (8) outlets per circuit, spacing to meet code (2 per office)

      C.    Transformers to be a minimum of 20% or over required capacity

      D. Contractors to inspect electric room and to include all necessary metering costs

      E.    No aluminum wiring is acceptable

TELEPHONE OUTLET:

      A. One (1) single outlet box in wall with pullwire from outlet box to area above T-bar ceiling per office

      B.    Cover plate for phone outlets to be included

FIRE SPRINKLERS:

      As required by fire codes

TOPSET BASE:

      A. 4" rubber base as manufactured by Burke or equal, standard colors only

      B.    4" rubber base at VCT areas

TOILET AREAS:

      Wet walls to receive marlite up to 48". Floors to receive sheetvinyl and cove base as required by code

CARPET:

      Minimum 30 ounce, commercial grade, level loop, UM44-C. Type 1 Class 1. 100% continuous filament. 5-year wear guarantee. Glue down, no pad.

WOOD DOORS:

      Shall be 3'-0" x 7'-0" x 1 3/4" (unless otherwise specified) solid core, prefinished birch "Cal-Wood" B-3 or equal if approved by owner

DOOR FRAMES:

      Shall be ACI or equal, 3 3/4" or 4 7/8" throat, aluminum, dark bronze anodized, snap-on trim

HARDWARE:

      Shall be "Schlage", a lever type "Levon" D series, dark bronze 613 finish, 2 3/4" backset. Closers (where required) shall be Duro X PA X SN-1

INSULATION:

      By Title 24 insulation

PLUMBING:

      A. Shall comply with all local codes and handicapped code requirements. Fixtures shall be either "American Standard", "Koher" or "Norris". All toilet accessories and grab bars shall be "Bobrick" or equal and approved by owner

      B. Plumbing bid shall include 5 gallon minimum, or insta hot with mixer valve electric water heater

TOILET PARTITIONS:

      Shall be as manufactured by Fiat, global or equal if approved by owner. Color shall be chosen by tenant

HVAC:

      Five (5) year warranty provided on all HVAC compressor units. All penetrations and sleeper supports to be hot mopped to LPC standard. Provide alternate price for electric heat pumps at conditioned spaces. Provide time overlay switch at compressors.

WAREHOUSE AREAS:

Floor - sealed concrete
Fire Extinguishers - 2A 10 BC surface mount by code x by S.F.
Lighting - 1x8 strip lighting single tube chain hung 25 ft.
Draft stops - by code UBC 198 Edition
Service electrical outlets - HVAC or heaters at tenant cost
(400 W metal halide lighting are acceptable in lieu of strip lighting at warehouse minimum 15 F.C.)(1)


INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

                          EXHIBIT C TO LEASE AGREEMENT
                               RULES & REGULATIONS

This exhibit, entitled "Rules & Regulations", is and shall constitute EXHIBIT C to that certain Lease Agreement dated February 1, 1996 (the "Lease"), by and between LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), and Sequus Pharmaceuticals, Inc., A Delaware Corporation ("Tenant"), for the leasing of certain premises located at 1360 Willow Road, Suites 101, 201, 203, and 204, Building S of Willow Park, Menlo Park, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the
Lease:

   1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

   2. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

   3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

   4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

   5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Park.

   6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

   7. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

   8. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other tenants.

   9. Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

  10.    No person shall go on the roof without Landlord's permission.

  11. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

  12. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

  13. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

  14. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

  15. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

  16. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort in or around the Premises, the Building, the Park or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

  17. Tenant shall not permit any animals (except for those animals required for Tenant to conduct its research), including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing.

  18. Tenantshall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Park.

INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

                                    EXHIBIT F
                       FIRST AMENDMENT TO LEASE AGREEMENT
                           CHANGE OF COMMENCEMENT DATE

This First Amendment to Lease Agreement (the "Amendment") is made and entered into as of ___________________, by and between ____________________________
("LANDLORD"), AND ________________________ ("TENANT"), with reference to the following facts:

                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated ___________ (the "Lease"), for the leasing of certain premises located at
      ____________________________, California (the "Premises") as such Premises are more fully described in the Lease.

B.    Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1.    The Commencement Date of the Lease shall be
            ________________________.

      2. The last day of the Term of the Lease (the "Expiration Date") shall be ______________.

      3.    The dates on which the Base Rent will be adjusted are:

            for the period _________ to ________ the monthly Base Rent shall be $_____________;
            for the period _________ to ________ the monthly Base Rent shall be $_____________; and
            for the period _________ to ________ the monthly Base Rent shall be $_____________.

      4. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

      5. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

      6. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

      7. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

Sequus Pharmaceuticals, Inc.,
A Delaware Corporation

By:
     ----------------------------

Its:
     ----------------------------

By:
     ----------------------------

Its:
     ----------------------------

Date:
     ----------------------------

LANDLORD:

LINCOLN MENLO VI,
A CALIFORNIA LIMITED PARTNERSHIP

By: Lincoln Property Company Management Services, Inc.,
    As Manager and Agent for Lincoln Menlo VI, A California Limited Partnership

    By:
          --------------------------------
          Vice President

    Date:
          --------------------------------

INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

                                    EXHIBIT D
                                   WILLOW PARK
              DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

      This Declaration of Covenants, Conditions and Restrictions (hereinafter called "Declaration") is made this twenty-fifth day of August 1979, by LINCOLN PROPERTY COMPANY NO. 1179, A CALIFORNIA LIMITED PARTNERSHIP (PHASE 6) (hereinafter called "Lincoln Property Company").

                                    RECITALS

      1. Declarant is, or at the time of recording this Declaration will be, the Owner in fee of all that certain real property which is situated in the City of Menlo Park, County of San Mateo, State of California, described on the map (hereinafter called "Map") entitled "Menlo Industrial Center, Menlo Park, California" which Map is filed in the office of the Recorder of the County of San Mateo, State of California, on October 1, 1979, in Book No. 99 of Maps, at pages 81, 82 and 83.

      2. As Owner of the real property described in Paragraph 1 of these Recitals, Declarant has executed this Declaration for the purpose of imposing upon all portions of said real property (other than Parcel E as shown on the Map) a general plan of improvement for the benefit of said real property (other than said Parcel E) and its present and future owners. Said real property (other than Parcel E) is hereinafter called the "Property."

      NOW, THEREFORE, Declarant hereby declares that the Property is now held, and shall hereafter be held, developed, encumbered, hypothecated, transferred, sold, leased, conveyed, improved, used and occupied subject to the covenants, conditions, restrictions and limitations hereinafter set forth, all of which are declared to be in furtherance of a plan for the development and operation of a landscaped business and industrial park and are established for the purpose of enhancing and protecting the value, attractiveness and desirability of the Property and every part thereof. Each of the covenants, conditions, restrictions and limitations set forth herein shall run with the land, and every part thereof, and shall burden as well as inure to the benefit of and pass with each and every portion of the Property hereinafter developed, encumbered, hypothecated, transferred, sold, leased, conveyed, improved, used or occupied and shall apply to and bind any and all parties having or acquiring any right, title, license or interest in the Property or any part thereof.

                                    ARTICLE I

                                   DEFINITIONS

      Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for all purposes of this Declaration, have the meanings herein specified.

      1.1 Building. "Building" shall mean the principal structure or structures on any Site, including all garages, outside platforms, outbuildings, docks and the like.

      1.2 Declarant. "Declarant shall mean Lincoln Property Company, its successors and assigns. Declarant's assigns shall be deemed to include any party whom Declarant designates, by means of a notice recorded in the Official Records of San Mateo County, as the party who, from and after the date such notice is recorded, will perform Declarant's functions under this Declaration.

      1.3 Deed of Trust. "Deed of Trust" shall mean, with respect to any portion of the property, a duly recorded Deed of Trust, mortgage or other instrument which created a lien on the portion of the Property is describes.

      1.4 Improvements. "Improvements" shall mean and include without limitation buildings, outbuildings, pedestrian and vehicle access facilities, parking areas, loading areas, fences, walls, hedged mass plantings, landscaping, poles, signs and any structures of any type or kind.

      1.5 Owner. "Owner" shall mean any person, firm, corporation or other legal entity (including Declarant) which owns fee title to a Site, as shown by the Official Records of the County of San Mateo; provided, however, that the term "Owner" shall not include a mortgage or beneficiary under a deed of trust holding a security interest in a Site unless such mortgagee or beneficiary is in actual physical possession of the Site.

          Whenever this Declaration creates or imposes an obligation with respect to a Site, the Owner of the Site shall be responsible for the timely and proper performance of the obligation, notwithstanding any delegation of such responsibility by lease, contract, or otherwise to another party.

      1.6 Property. "Property" shall mean that certain real property subject to the covenants, conditions and restrictions set forth herein, namely, that real property described on Exhibit A attached hereto and incorporated herein.

      1.7 Site. "Site" shall mean a continuous area of land within the Property which is owned of record by the same Owner, whether shown as one parcel on any recorded map or as a combination of parcels or of portions thereof.

                                   ARTICLE II

                               REGULATION OF USES

      2.1 Permitted Uses. Unless otherwise specifically prohibited herein, or by applicable law, any business/industrial use will be permissible if it does not constitute a nuisance to adjacent Sites. Permitted uses will include, but not be limited to, manufacturing, warehousing, distribution, cartage, processing, storage, wholesaling, office, laboratory, professional and research and development.

      2.2 Nuisance. No noxious or offensive activity shall be carried on nor shall anything be done on any Site which may be or become an annoyance or nuisance to the Owners or occupants of other Sites, or which will be offensive to the Owners or occupants of other Sites by reason of odor, fumes, discharge of any chemical or industrial waste above or below ground, dust, dirt, fly-ash, smoke, noise, glare or which will be hazardous by reason of danger of fire or explosion or any other hazard.

      2.3 Right of Entry. During reasonable hours and subject to reasonable security requirements, Declarant or its authorized representative shall have the right to enter upon and inspect any Building and/or Site and the Improvements thereon for the purpose of ascertaining whether or not the provisions of this Declaration have been or are being complied with and shall not be deemed guilty of trespass by reason of such entry.

                                   ARTICLE III

                           REGULATION OF IMPROVEMENTS

      3.1  Minimum Setback Lines

           (a) General. No Improvement and no part thereof shall be placed on any Site closer to a property line than herein provided. The following Improvements are specifically excluded from these setback provisions:

                  (1) Roof overhang, subject to the specific approval of
            Declarant in writing.

                  (2) Steps and walks.

                  (3) Paving and associated curbing, except that vehicle parking areas shall not be permitted within ten (10) feet of the street property line or lines.

                  (4) Fences, except that no fence shall be placed within the street setback area unless specific approval is given by Declarant in writing.

                  (5) Landscaping.

                  (6) Planters, not to exceed three (3) feet in height.

                  (7) Railroad spur tracks, switches and bumpers, provided that the location of such tracks, switches and bumpers is specifically approved by Declarant in writing.

                  (8) Displays identifying the Owner, Lessee or occupant,
            subject to the specific approval of Declarant in writing.

            (b) Setback from interior property lines. No setback is established from a rear or side interior property line. The interior lot lines for a corner lot shall be considered to have a real property line.

            (c) Setback Street Property Lines. The setback line is established as twenty (20) feet from property line on all streets on the property.

      3.2 Completion of Construction. After commencement of construction of any Improvement, the Owner shall diligently prosecute the work thereon to the end that the Improvement shall not remain in a partly finished condition any longer than reasonably necessary for the completion thereof.

      3.3 No excavation shall be made except in connection with construction of an Improvement, and upon completion thereof, exposed openings shall be backfilled and disturbed ground shall be graded and leveled.

      3.4  Landscaping.

            (a) Every Site on which a Building shall have been placed shall be landscaped according to plans approved as specified herein and maintained thereafter in a sightly and well-kept condition.

            (b) An Owner, Lessee or occupant shall landscape and maintain unpaved areas between the property lines and the setback lines.

            (c) An Owner, Lessee or occupant shall provide hose bibs and maintenance facilities in the vicinity of the landscaped areas.

            (d) Landscape as approved by Declarant shall be installed within ninety (90) days of occupancy or completion of the Building, whichever occurs first.

      3.5 Site Maintenance. All Improvements on each Site including, without limitation, all walks, driveways, fences, parking areas, landscaping and the exterior of all structures on each Site, shall be maintained free of litter and debris and in good condition, order and repair. Landscaping shall be kept in thriving condition, weed-free and neatly trimmed. All undeveloped Sites shall be kept clean, mowed and in a condition so as not to be a dust or weed problem.

      3.6 Signs and Lighting. No signs or displays shall be created on any Site, other than the following:

            (a) Signs identifying the name, building and business of any person or firm occupying a Site, the size, design and color of which has been specifically approved by Declarant in writing; and

            (b) Offering a Site for sale or lease if Declarant has specifically approved said signs in writing.

            All signs and displays shall be located below the roof line of the building and shall comply with all applicable laws and ordinances.

            Lighting shall be restricted to parking and security lights, fire lighting and low-level sign illumination and floodlighting of buildings or landscaping. All lighting shall be shielded and contained within property lines.

      3.7 Parking Areas. Adequate parking on a Site shall be provided to accommodate all parking needs for employees, visitors and company vehicles. There shall also be adequate areas provided for truck loading and unloading. The intent of this provision is to eliminate the need for any on-street parking. If parking or loading requirements increase as a result of a change in use or number of employees, additional off-street parking shall be provided to satisfy the intent of this section.

      3.8 Building Regulations. Any building erected on a Site shall conform to the following construction practices:

            (a) Exterior walls of sheet or corrugated iron, steel, aluminum or asbestos will be permitted only upon specific approval in writing by Declarant.

            (b) Exterior walls shall be painted or suitably treated in a manner acceptable to Declarant.

                                   ARTICLE IV

                                APPROVAL OF PLANS

      4.1 No Improvement shall be erected, placed, altered, maintained or permitted to remain on any land subject to these restrictions until plans and specifications showing plot layout, including parking and all exterior elevations, with materials and colors, have been submitted to and approved in writing by

Declarant. Said approval shall be in addition to any approvals and/or permits required by the City of Menlo Park or any other legal entity having jurisdiction. Such plans and specifications shall be submitted in writing over the signature of the Owner of Lessee of the Site or his authorized agent.

      4.2 Approval shall be based, among other things, on adequacy of Site dimensions, adequacy of structural design, conformity and harmony of external design with neighboring Improvements, effect of location and use of Improvements on neighboring Sites; proper facing of main elevation with respect to nearby streets; and conformity of the plans and specifications to the purpose and general plan and intent of these restrictions. Declarant shall not arbitrarily or unreasonably withhold its approval of such plans and specifications.

      4.3 If Declarant fails either to approve or to disapprove such plans and specifications within thirty (30) days after the same have been submitted to it, it shall be conclusively presumed that Declarant has approved said plans and specifications, subject, however, to the restrictions contained in ARTICLE III hereof.

      4.4 Notwithstanding anything to the contrary herein contained, after the expiration of one year from the date of issuance of a building permit by municipal or other governmental authority for any Improvement, said Improvement shall, in favor of purchasers and encumbrancers in good faith and for value, be deemed to be in compliance with all provisions of this ARTICLE IV, unless actual notice of such non-compliance or non-completion executed by Declarant shall appear of record in the office of the County Recorder of San Mateo County, California, or unless legal proceedings shall have been instituted to enforce compliance or completion.

      4.5 Fee. An architectural review fee shall be paid to Declarant at the time plans are submitted for approval based upon the following schedule:

            (a) When the plans submitted are prepared by an architect licensed to practice in the State of California, the architectural review fee shall be $100.00.

            (b) In all other cases, the architectural review fee shall be $200.00.

                                    ARTICLE V

                      DURATION AND MODIFICATION AND REPEAL

      5.1 Term. This Declaration, every provision hereof and every covenant, conditions and restriction contained herein shall continue in full force and effect for a period of sixty (60) years from the date hereof.

      5.2 Termination and Modification. This Declaration or any provisions thereof or any covenant, condition or restriction contained herein may be terminated, extended, modified or amended as to the whole of said property or any portion thereof, with the written consent of the Owners of sixty-five percent (65%) in area of the Property; provided that so long as Declarant owns at least twenty percent (20%) in area of the Property, no such termination, extension, modification or amendment shall be effective without Declarant's written approval. No termination, extension, modification or amendment hereof shall be effective until a written instrument embodying the same has been executed and recorded in the Official Records of San Mateo County.

                                   ARTICLE VI

                                   ENFORCEMENT

      6.1 Abatement and Suit. Violation or breach of any restriction herein contained shall give to Declarant the right to enter upon the Property upon or as to which said violation or breach exists and summarily to abate and remove at the expense of the Owner, Lessee or occupant thereof any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the provisions hereof, or to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these restrictions to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages for said violation. In addition, every Owner of a Site shall have the right, in the event of violation or breach of any restriction herein contained, to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these restrictions to enjoin or to recover damages for said violation. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

      6.2 Deemed to Constitute a Nuisance. The result of every action or omission whereby any restriction herein contained is violated in whole or in part is hereby declared to be and to constitute a nuisance. Every remedy allowed by law or equity against an Owner, either public or private, shall be applicable against every such result and may be exercised by Declarant or by any Owner of property subject hereto. Any costs or expenses paid or incurred by Declarant or an Owner (collectively referred to as "Declarant" in this Section 6.2) in abating such nuisance or prosecuting any such remedy (including all reasonable attorneys' fees and costs of collection), together with interest thereon at the rate of ten percent (10%) per annum, shall be a charge against the Site on which the nuisance has occurred or is occurring, shall be a continuing lien thereon until paid, and shall also be the personal obligation of the Owner of such Site when such charges became due and who committed such breach or violation. In addition to any other rights or remedies hereunder, Declarant may deliver to the Owner of the Site on which the nuisance has occurred or is occurring and record with the San Mateo County Recorder a certificate of notice of claim of lien. If the violation recited in such lien claim has not been cured to Declarant's satisfaction and any recited amounts so charged have not been paid within thirty
(30) days thereafter, Declarant or its authorized representative may foreclose such lien by a sale conducted pursuant to Sections 2924, 2924b and 2924c of the California Civil Code, as amended from time to time, or other statues applicable to the exercise of powers of sales in mortgages or Deeds of Trust, or in any other manner permitted by law. Declarant, through its authorized representatives, may bid on and acquire any land subject to such lien at any such foreclosure sale. If the violations recited in such lien claim are timely cured and any recited amounts timely paid as provided above, Declarant shall forthwith record an appropriate release of such lien at Declarant's sole expense.

      6.3 Attorneys' Fees. In any legal or equitable proceeding for the enforcement or to restrain the violation of this Declaration or any provision hereof, the losing party or parties shall pay the attorneys' fees of the prevailing party or parties, in such amount as may be fixed by the court in such proceedings.

      6.4 Failure to Enforce Not a Waiver of Rights. The failure of Declarant or any Owner to enforce any restriction herein contained shall in no event be deemed to be a waiver of the right to do so thereafter nor of the right to enforce any other restriction.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      7.1 Assignment of Declarant's Rights and Duties. Declarant may assign any and all of its rights, powers, reservations and obligations hereunder to any person, corporation or association. To be effective, any such assignments must be accepted in writing by the assignee and the acceptance must be recorded in the Official Records of San Mateo County. To the extent of the assignment, the assignee shall have the same rights, obligations, duties and powers and be subject to the same obligations and duties as given to and assumed by Declarant herein. The term Declarant as used herein includes all such assignees and their heirs, successors and assigns. Declarant may also resign as Declarant by recording a written notice of resignation in the Official Records of San Mateo County and mailing a copy thereof to each then Owner. The resignation shall be effective on the date it is recorded and Declarant shall thereafter have no further rights, powers, reservations, obligation or liabilities hereunder. If at any time Declarant either resigns or ceases to exist without making an assignment of its authority as Declarant, a successor Declarant may be appointed in the same manner as this Declaration may be terminated, extended, modified or amended under Section 2 of ARTICLE IV.

      7.2 Constructive Notice and Acceptance. Every person or other entity who now or hereafter owns or acquires any right, title or interest in or to any portion of the Property is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference to this Declaration is contained in the instrument by which such person or entity acquired an interest in said property.

      7.3 Waiver. Neither Declarant nor its successors or assigns shall be liable to any Owner, Lessee, licensee or occupant of land subject to his Declarant by reason of any mistake in judgment, negligence, nonfeasance, action or inaction and/or for the enforcement or failure to enforce any provision of this Declaration. Every Owner, Lessee, licensee or occupant of any of said property by acquiring his interest therein agrees that he will not bring any action or suit against Declarant to recover any damages or to seek equitable relief because of any mistake in judgment, negligence, nonfeasance, action or inaction and/or the enforcement or failure to enforce any provision of this Declaration.

      7.4 Mutuality, Reciprocity, Runs with Land. All covenants, conditions, restrictions and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every part and parcel of the property now or hereafter made subject to this Declaration, shall create reciprocal rights and obligations between the respective Owners of all parcels and privity of contract and estate between all grantees of said parcels, their heirs, successors and assigns, and shall, as to the Owner of each parcel, his heirs, successors and assigns, operate as covenants running with the land for the benefit of all other parcels.

      7.5 Rights of Beneficiaries. No breach of the restrictions and other provisions contained herein shall defeat or render invalid the lien of any Deed of Trust now or hereafter executed upon land subject to these restrictions; provided, however, that if any portion of said property is sold under a foreclosure of any mortgage or under the provisions of any deed of trust, any purchaser at such sale and his successors and assigns shall hold any and all property so purchased subject to all of the restrictions and other provisions of this Declaration.

      7.6 Paragraph Headings. Paragraph headings, where used herein, are inserted for convenience only and are not intended to be a part of this Declaration or in any way to define, limit or describe the scope and intent to the particular paragraphs to which they refer.

      7.7 Effect of Invalidation. If any provision of this Declaration is held to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

      7.8 Existing Improvements. Improvements which are completely constructed on the date this Declaration is recorded are deemed to satisfy all the requirements hereof.

      7.9 Estoppel Certificate. At the request of an Owner, Declarant shall supply to such Owner or any actual or potential encumbrancer or purchaser of a Site a written certificate stating that there are no violations hereof, or if there are any such violations, the nature of such violations. Such certificate shall be delivered within ten (10) working days after such request by an Owner.

INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

                                    EXHIBIT E
             HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE - (EXAMPLE)

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of
Section 29 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:
                  ------------------------------------------------------
                  ------------------------------------------------------
                  c/o Lincoln Property Company Management Services, Inc. 101 Lincoln Centre Drive, Fourth Floor
                  Foster City, California  94404
                  Phone: (415) 571-2200

Name of (Prospective) Tenant:    Sequus Pharmaceuticals, Inc., A Delaware
                              -------------------------------------------------
Corporation
- -------------------------------------------------------------------------------

Mailing Address:    960 Hamilton Court, Menlo Park, California  94025
                ---------------------------------------------------------------

Contact Person, Title and Telephone Number(s):
                                               --------------------------------

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

Address of (Prospective) Premises:   1360 Willow Road, Suites 101, 201, 203 and
                                   --------------------------------------------
204 Menlo Park, California 94025
- -------------------------------------------------------------------------------

Length of (Prospective) initial Term:    March 1, 1996 - April 30, 2003
                                      -----------------------------------------
(approximately 7 years)
- -------------------------------------------------------------------------------


1.       GENERAL INFORMATION:

         Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

2.       USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

         2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

                  Wastes                 Yes / /       No / /
                  Chemical Products      Yes / /       No / /
                  Other                  Yes / /       No / /

                  If Yes is marked, please explain:
                                                   -----------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

         2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.       STORAGE TANKS AND SUMPS

         3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

                  Yes / /                     No / /

                  If yes, please explain:
                                         ---------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

4.       WASTE MANAGEMENT

         4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

                  Yes / /                     No / /

         4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

                  Yes / /                     No / /

                  If yes, attach a copy of the most recent report filed.

5.       WASTEWATER TREATMENT AND DISCHARGE

         5.1      Will your company discharge wastewater or other wastes to:

                     storm drain?      sewer?
                  ---               ---
                     surface water?    no wastewater or other wastes discharged.
                  ---               ---

                  Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

                  --------------------------------------------------------------
                  --------------------------------------------------------------

         5.2      Will any such wastewater or waste be treated before discharge?

                  Yes / /                     No / /

                  If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

                  --------------------------------------------------------------
                  --------------------------------------------------------------

6.       AIR DISCHARGES

         6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

                  Yes / /                     No / /

                  If yes, please describe:
                                          --------------------------------------
                  --------------------------------------------------------------

                  --------------------------------------------------------------

         6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

                     Spray booth(s)           Incinerator(s)
                  ---                      ---
                     Dip tank(s)              Other (Please describe)
                  ---                      ---
                     Drying oven(s)           No Equipment Requiring Air Permits
                  ---                      ---

                  If yes, please describe:
                                          --------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

7.       HAZARDOUS MATERIALS DISCLOSURES

         7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

                  Yes / /                     No / /

                  If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

         7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

                  Yes / /                     No / /

                  If yes, please explain:
                                         ---------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

8.       ENFORCEMENT ACTIONS AND COMPLAINTS

         8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

                  Yes / /                     No / /

                  If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of
                  Section 29 of the signed Lease Agreement.

                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

         8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

                  Yes / /                     No / /

                  If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

                  --------------------------------------------------------------
                  --------------------------------------------------------------

                  --------------------------------------------------------------

         8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

                  Yes / /                     No / /

                  If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

                  --------------------------------------------------------------
                  --------------------------------------------------------------

9.       PERMITS AND LICENSES

         9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)                  , acting with full authority to bind the
              ------------------
(proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

By:
       ----------------------------

Title:
       ----------------------------

Date:
       ----------------------------


INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

                                   ADDENDUM 1
                                OPTION TO EXPAND
                                   PAGE 1 OF 3

This Addendum 1 is incorporated as part of that certain Lease Agreement dated February 1, 1996 (the "Lease"), by and between Sequus Pharmaceuticals, Inc., a California corporation ("Tenant"), and LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), for the leasing of those certain premises located at 1360 Willow Road, Suites 101, 201, 203 and 204 Menlo Park, California as more particularly described in Exhibit A to the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Grant of Expansion Option. So long as Tenant is not in default in the performance of any of its obligations under this Lease at the time of Tenant's exercise of the Expansion Option (defined below), and subject to the following:
(i) Landlord's review and approval of Tenant's then current financial condition at the time of Tenant's exercise of the Expansion Option (provided, Landlord will not withhold its approval of Tenant's then current financial condition if the net worth of Tenant at the time of such exercise is substantially the same or better than Tenant's financial condition as of the Commencement Date); and
(ii) the proper and timely exercise of the Expansion Option by Tenant in accordance with the provisions of this Addendum 1, Tenant shall have a one-time option (the "Expansion Option") to lease additional space in the Building (the "Expansion Premises") on the terms and conditions as set forth below in this Addendum 1. The term "Expansion Premises" as used herein shall mean and refer to those certain premises located at Suite 103, 1360 Willow Road, Menlo Park, California consisting of approximately 15,129 square feet. [Notwithstanding anything to the contrary contained herein, the Expansion Option shall (a) be subject and subordinate to the rights of any existing tenant that is currently leasing the Expansion Premises as of the Commencement Date (including without limitation, any existing tenant's assignees and/or subtenants) under the terms and provisions of such existing tenant's lease agreements, and (b) not be effective until and unless the Expansion Premises becomes available for lease by a third party during the Expansion Option Period (defined below).]

2. Tenant's Election Notice to Lease Expansion Premises; and Lease Term for Expansion Premises. In order to duly exercise the Expansion Option hereunder Tenant must deliver to Landlord at least eight (8) months' prior written notice of its unconditional and unequivocal intention to exercise the Expansion Option to lease the Expansion Premises, unless the parties mutually and expressly agree otherwise, in writing, to a shorter time period (the "Expansion Option Notice"). Tenant hereby acknowledges and agrees that Landlord needs and requires at least eight (8) months' prior written notice of Tenant's election to exercise the Expansion Option hereunder. In order to provide Landlord with such an eight (8) month period of time and in order for Tenant to properly exercise the Expansion Option hereunder, Tenant must deliver to Landlord the Expansion Option Notice for the Expansion Premises at any time during the period commencing on January 1, 1997 and ending at 5:00 p.m. (Pacific Time) on May 1, 1997 (the "Expansion Option Period"). If the all of the following conditions are satisfied: (i) the Expansion Premises becomes available for lease by a third party during the Expansion Option Period; (ii) Tenant timely and duly delivers to Landlord the Expansion Option Notice within the Expansion Option Period; and (iii) Tenant also complies with all of the terms and provisions of this Addendum 1, then the initial term of the Lease for the Expansion Premises may be coterminous with the term of the Lease for the Premises, but the initial term of the Lease for the Expansion Premises shall be for a period of not less than five (5) years. The commencement date of the initial term of the Lease with respect to the Expansion Premises and the date on which Tenant shall commence making rental and additional rental payments thereunder for the Expansion Premises shall be as follows: (a) the commencement date of the initial term of the Lease and the date on which Tenant shall commence paying the Additional Rent charges (i.e. Operating Expenses, Tax Expenses, Administrative Expenses, Common Area Utility Costs, and Utility Expenses) for the Expansion Premises shall be on or about January 1, 1998, depending upon the date on which Landlord actually obtains possession of the Expansion Premises; (b) the date on which Tenant shall commence paying monthly Base Rent for the Expansion Premises shall be forty-five
(45) days after the actual commencement date of the initial term of the Lease, which date the parties anticipate to be on or about March 15, 1998. Notwithstanding the foregoing, the actual commencement date of the initial term under the Lease for the Expansion Premises shall not be dependent upon completion of any tenant improvement work therein, rather than the actual commencement date shall be the date on which the then existing tenant of such premises (including without limitation, any assignee and subtenant of any existing tenant) vacates and lawfully surrenders possession of the Expansion Premises to Landlord regardless of whether or not any required tenant improvement work has been substantially completed by such date.

3. Establishing the Monthly Base Rent; Base Rent Increases; and Tenant Improvement Allowances for the Expansion Premises. The amount of the monthly Base Rent initially to be paid by Tenant for the Expansion Premises shall be an amount equal to the greater of the following: (i) one and 20/100 dollars ($1.20) per square foot on a triple net basis; or (ii) ninety-five percent (95%) of the then current market rent for similar space located within the comparable market area of the Expansion Premises at the time of Tenant's delivery to Landlord of the Expansion Option Notice (the "Fair Rental Value"), as such Fair Rental Value is agreed upon by and between Landlord and Tenant and their agents appointed for this purpose. In determining the amount of the Fair Rental Value for the Expansion Premises all relevant factors regarding the leasing of the Expansion Premises shall be taken into consideration, including

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                                   ADDENDUM 1
                                OPTION TO EXPAND
                                   PAGE 2 OF 3

without limitation, the length of term, the uses permitted under the lease, the quality, size and design of the Expansion Premises (including the condition and value of the existing tenant improvements), and any tenant improvement allowance being provided by Landlord to Tenant for the Expansion Premises. The amount of any brokerage commissions payable shall not be taken into consideration in determining the Fair Rental Value. The Fair Rental Value for the Expansion Premises shall be so determined by the parties within ten (10) business days of the date on which Landlord receives Tenant's Expansion Option Notice for the Expansion Premises. If Landlord and Tenant are unable to agree on the Fair Rental Value for the Expansion Premises within the above-described ten (10) business day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall promptly appoint a competent and disinterested commercial real estate broker with at least five (5) years' full-time commercial real estate brokerage experience in the geographical area of the Expansion Premises to appraise and set the Fair Rental Value for the Expansion Premises. If either Landlord or Tenant does not appoint a commercial real estate broker within five (5) days after the other party has given notice of the name of its commercial real estate broker, the single commercial real estate broker appointed shall be the sole commercial real estate broker and shall set the Fair Rental Value for the Expansion Premises. If two (2) commercial real estate brokers are appointed by Landlord and Tenant as stated in this section, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) commercial real estate brokers are unable to agree within ten (10) days after the second commercial real estate broker has been appointed, they shall attempt to select a third commercial real estate broker meeting the qualifications stated in this section within five (5) days after the last day the two (2) commercial real estate brokers are given to set the Fair Rental Value. If they are unable to agree on the third commercial real estate broker, either Landlord or Tenant by giving five (5) business days' notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Expansion Premises is located for the selection of a third commercial real estate broker who meets the qualifications stated in this section. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third commercial real estate broker and of paying the third commercial real estate broker's fee. The third commercial real estate broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third commercial real estate broker, the third commercial real estate broker shall select one of the two Fair Rental Values submitted by the first two commercial real estate brokers as the Fair Rental Value for the Expansion Premises. If either of the first two commercial real estate brokers fails to timely submit their opinion of the Fair Rental Value, then the single Fair Rental Value submitted shall automatically be accepted by Landlord and Tenant as the Fair Rental Value for the Expansion Premises. Within ten (10) days after the amount of the initial monthly Base Rent for the Expansion Premises is ultimately determined in accordance with the provisions hereof, the parties shall execute an amendment to this Lease; which amendment shall set forth, among other things, the addition of the Expansion Premises to the definition of the Premises, the initial amount of the monthly Base Rent payable by Tenant, the adjusted amount of the monthly Base Rent payable by Tenant, the increased amount of the Security Deposit, and the amount of the tenant improvement allowance to be provided by Landlord therefor. Notwithstanding anything to the contrary contained herein, in no event or circumstance shall the initial amount of the monthly Base Rent payable by Tenant for the Expansion Premises be less than an amount equal to one and 20/100 dollars ($1.20) per square foot on a triple net basis for 15,129 square feet. The monthly Base Rent payable by Tenant for the Expansion Premises shall be increased on the first day of the thirty-first (31st) month of the initial term of the Lease for the Expansion Premises (the "Adjustment Date") by an amount equal to five cents ($0.05) per square foot; such increased amount of monthly Base Rent shall be paid by Tenant commencing on the Adjustment Date and continuing throughout the balance of the initial term of the Lease for the Expansion Premises.

4. Brokerage Commissions for the Expansion Premises. Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder's fees payable or allegedly payable to any broker now or hereafter procured or otherwise hired by Tenant ("Tenant's Broker") in connection with Tenant's leasing of the Expansion Premises. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible or otherwise liable for the payment of any such brokerage commissions and/or finder's fees to Tenant's Broker and, accordingly, Tenant shall indemnify, defend and hold Landlord and each of its partners, representatives and agents harmless from and against any and all claims, damages, judgments, liabilities, costs and expenses (including without limitation, attorneys' and experts' fees and costs) related thereto.

5.     Limitations on, and Conditions to, Expansion Options.

       5.1 The Expansion Option granted to Tenant herein is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of this Lease except to any Related Entity of Tenant. At Landlord's sole option, all rights of Tenant under this Addendum 1 shall forever terminate and be of no force and effect if any of the following individual events occur or any combination thereof occur at any time during the term of this Lease: (i) Tenant or any Related Entity has been in [material] default of any of the provisions of Sections 3, 6, and/or 7 more than twice during the term of this Lease, or Tenant or the Related Entity, as applicable, has been in default of any of the provisions of Sections 9 and/or 29 of this Lease beyond any applicable cure periods [, 9 and/or 29 of this Lease] at any time during the term of the Lease, or Tenant or the Related Entity, as applicable, is in material default of any provision of this Lease at the time of Tenant's or the Related Entity's (as applicable) delivery to Landlord of the Expansion Option Notice; and/or (ii) Tenant has assigned its rights and delegated its obligations under all or part of this Lease to any party other than a Related Entity, or Tenant has subleased [all or]

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                                       2

                                   ADDENDUM 1
                                OPTION TO EXPAND
                                   PAGE 3 OF 3

[part]more than ten percent (10%) in the aggregate of the Premises leased by Tenant under this Lease to a party other than a Related Entity; and/or (iii) Tenant's or the Related Entity's financial condition, as the case may be, is unacceptable to Landlord at the time of Tenant's or the Related Entity's (as applicable) delivery to Landlord of the Expansion Option Notice (provided, Landlord will not withhold its approval of Tenant's or the Related Entity's, as applicable, then current financial condition if the net worth of Tenant or the Related Entity, as the case may be, at the time of such exercise is substantially the same or better than Tenant's financial condition as of the Commencement Date); and/or (iv) Tenant or the Related Entity, as the case may be, has failed to timely, properly and duly exercise the subject Expansion Option in strict accordance with the provisions of this Addendum 1; and/or (v) Tenant or the Related Entity, as the case may be, no longer has possession of all or any part of the Premises or if this Lease has been terminated earlier pursuant to the provisions hereof.

       5.2 If any of the following described events occur the subject Expansion Option shall automatically terminate with respect to the subject Expansion Premises and thereafter be of no further force or effect: (i) Tenant or the Related Entity, as the case may be, elects not to exercise the Expansion Option for the Expansion Premises; or (ii) Tenant or the Related Entity, as the case may be, fails to timely deliver an Expansion Option Notice to Landlord within the Expansion Option Period[; or (iii) the Expansion Premises do not become available during the Expansion Option Period]. If any of the foregoing events occur, Tenant shall have no further right to exercise the Expansion Option thereafter. It is the express intention of the parties hereto that the Expansion Option only be available to be exercised, declined or deemed declined by Tenant one time and the Expansion Option shall not be construed nor interpreted as being a continuing right of Tenant or of a continuing nature.


INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------


    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                                   ADDENDUM 2
                              RIGHT OF FIRST OFFER
                                   PAGE 1 OF 2

This Addendum 2 is incorporated as part of that certain Lease Agreement dated February 1, 1996 (the "Lease"), by and between Sequus Pharmaceuticals, Inc., a California corporation ("Tenant"), and LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), for the leasing of those certain premises located at 1360 Willow Road, Suites 101, 201, 203 and 204 Menlo Park, California as more particularly described in Exhibit A to the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Grant of First Offer Right. During the initial term of this Lease only (but specifically excluding any renewals or extensions of such initial term) (the "First Offer Right Period") Landlord hereby grants to Tenant a one-time right to make a first offer to lease from Landlord (the "First Offer Right") those certain premises consisting of approximately 12,974 square feet and located in Building T at 1350 Willow Road, Suites 202 and 204, Menlo Park, California (the "First Offer Premises"). The First Offer Right shall be subject to the terms, conditions and provisions as set forth below in this Addendum 2.

2. Landlord's Availability Notice; Tenant's Election Notice; and Non-Refundable Deposit. So long as all of the conditions set forth in Section 3 below are satisfied or any event described in Section 3 below does not occur, as the case may be, if and when the First Offer Premises becomes available for lease by a third party other than by Progressive Angioplasty Systems, Inc. during the First Offer Right Period and Landlord desires, at Landlord's sole option, to lease the First Offer Premises, Landlord shall deliver to Tenant written notice, by U.S. mail, of the availability of the First Offer Premises (the "Availability Notice"). The Availability Notice shall contain the following information: (i) the specific location and size of the First Offer Premises if different from that as described herein; (ii) the estimated date upon which Landlord can deliver to Tenant possession of the First Offer Premises, and (iii) the terms and conditions upon which Landlord is willing to lease the First Offer Premises to Tenant, including without limitation, the amount of Base Rent, the amount of Additional Rent charges (i.e. Operating Expenses, Tax Expenses, Administrative Expenses, Common Area Utility Costs, and Utility Expenses), the amount of any security deposit, and the required initial term of the lease therefor. Within five (5) business days following Tenant's receipt of an Availability Notice, Tenant shall deliver to Landlord written notice of Tenant's election or declination to lease the First Offer Premises on the same terms and conditions as offered to Tenant in the Availability Notice (the "Election Notice"). In no event or circumstance will Tenant be permitted to vary any of such offered terms and conditions, it being the intention of the parties that Tenant may only elect to lease the First Offer Premises on the same identical terms and conditions as contained in the subject Availability Notice. If Tenant fails to timely deliver the Election Notice to Landlord for the First Offer Premises within the five (5) business day time period specified herein, it shall be deemed that (a) Tenant has elected not to lease the First Offer Premises; (b) Landlord may thereafter enter into a lease agreement with a third party; and (c) the First Offer Right of Tenant hereunder shall forever terminate and be of no further force or effect. If Tenant notifies Landlord that Tenant declines to lease the First Offer Premises as then offered by Landlord to Tenant or if Tenant attempts to vary any of the terms and conditions contained in the Availability Notice, then the First Offer Right with respect to the First Offer Premises shall terminate forever and be of no further force or effect. If Tenant timely, properly and duly exercises the First Offer Right for the First Offer Premises in strict accordance with the provisions of this Addendum 2, concurrently with Tenant's delivery to Landlord of the Election Notice Tenant shall deliver to Landlord a non-refundable deposit (in cash) in an amount equal to the last month's Base Rent for the First Offer Premises as specified in the Availability Notice (the "Good Faith Deposit"). Within fifteen (15) business days after Landlord's receipt from Tenant of the Election Notice and the Good Faith Deposit, Tenant shall execute either a new lease agreement in substantially the same form as this Lease or an amendment to this Lease incorporating the terms and conditions set forth in the subject Availability Notice and such other terms and provisions as the parties may agree upon (the "New Lease Instrument"). Upon full execution by the parties of such New Lease Instrument for the First Offer Premises, Landlord shall credit the amount of the Good Faith Deposit toward the monthly Base Rent or any security deposit payable by Tenant for the First Offer Premises under the New Lease Instrument. If Tenant fails to execute and deliver to Landlord the New Lease Instrument for the First Offer Premises prior to the expiration of such fifteen (15) business day period, then Landlord shall retain the Good Faith Deposit without any obligation to refund any portion thereof to Tenant and Tenant shall have no further rights (including without limitation, any First Offer Right) with respect to the First Offer Premises.

3.     Limitations and Conditions Regarding the First Offer Rights.

       3.1 The First Offer Right granted to Tenant herein is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of this Lease except to any Related Entity of Tenant. At Landlord's sole option, all rights of Tenant under this Addendum 2 shall forever terminate

                                   ADDENDUM 2
                              RIGHT OF FIRST OFFER
                                   PAGE 2 OF 2


and be of no force and effect if any of the following individual events occur or any combination thereof occur at any time during the term of this Lease: (i) Tenant or any Related Entity has been in [material] default of any of the provisions of Sections 3, 6 and/or 7 more than twice during the term of this Lease, or Tenant or the Related Entity, as applicable, has been in default of any of the provisions of Sections 9 and/or 29 of this Lease beyond any applicable cure periods [,9 and/or 29 of this Lease] at any time during the term of this Lease, or Tenant or the Related Entity, as applicable, is in material default of any provision of this Lease at the time of Tenant's delivery to Landlord of the Election Notice for the First Offer Premises; and/or (ii) Tenant has assigned its rights and delegated its obligations under all or part of this Lease to a party other than a Related Entity, or Tenant has subleased [all or part] more than ten percent (10%) in the aggregate of the Premises to a party other than a Related Entity; and/or (iii) Tenant's or the Related Entity's, as the case may be, financial condition is unacceptable to Landlord at the time of Tenant's or the Related Entity's, as the case may be, delivery to Landlord of the Election Notice (provided, Landlord will not withhold its approval of Tenant's or the Related Entity's, as applicable, then current financial condition if the net worth of Tenant or the Related Entity, as the case may be, at the time of such exercise is substantially the same or better than Tenant's financial condition as of the Commencement Date); and/or (iv) Tenant or the Related Entity, as the case may be, has failed to timely, properly and duly exercise the First Offer Right in strict accordance with the provisions of this Addendum 2; and/or (v) Tenant or the Related Entity, as the case may be, no longer has possession of all or any part of the Premises, or if this Lease has been terminated earlier pursuant to the terms and provisions of this Lease.

       3.2 If any of the following described events occur the First Offer Right shall automatically terminate with respect to the First Offer Premises and thereafter be of no further force or effect: (i) Tenant or the Related Entity, as the case may be, elects not to exercise the First Offer Right for the First Offer Premises; (ii) Tenant or the Related Entity, as the case may be, fails to timely deliver the Election Notice to Landlord within the First Offer Right Period; (iii) Tenant or the Related Entity, as the case may be, fails to timely deliver the Good Faith Deposit to Landlord within the applicable time period;
(iv) Tenant or the Related Entity, as the case may be, attempts to vary any of the offered terms or provisions as contained in Landlord's Availability Notice; or (v) the First Offer Premises do not become available during the First Offer Right Period. If any of the foregoing events occur, Tenant or the Related Entity, as the case may be, shall have no further right to exercise the First Offer Right thereafter. It is the express intention of the parties hereto that the First Offer Right only be available to be exercised, declined or deemed declined by Tenant or the Related Entity, as the case may be, one time and the First Offer Right shall not be construed nor interpreted as being a continuing right of Tenant or the Related Entity, as the case may be, or of a continuing nature.

       3.3 Notwithstanding anything to the contrary contained herein, the First Offer Right granted to Tenant herein shall be subject and subordinate to the rights of the following parties: (i) the existing tenant (and any of its assignees or subtenants) now occupying the First Offer Premises under such tenant's lease as such lease may be modified, amended or extended; and (ii) Progressive Angioplasty Systems, Inc.'s right of first refusal in and to the First Offer Premises. Tenant hereby agrees that Landlord may take any and all actions with respect to such existing tenant and its applicable lease agreement as Landlord, in its sole discretion, may determine to be in Landlord's best economic interest, including without limitation, renewing any such lease for the existing tenant or otherwise extending the term of such tenant's lease, even though such actions may be in contravention of the rights granted to Tenant hereunder.

INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------


    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                                   ADDENDUM 3
                        OPTIONS TO EXTEND THE LEASE TERM
                                   PAGE 1 TO 2

This Addendum 3 is incorporated as part of that certain Lease Agreement dated February 1, 1996 (the "Lease"), by and between Sequus Pharmaceuticals, Inc., a California corporation ("Tenant"), and LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), for the leasing of those certain premises located at 1360 Willow Road, Suites 101, 201, 203 and 204 Menlo Park, California as more particularly described in Exhibit A to the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

So long as Tenant is not in default in the performance of any of its obligations under this Lease at the time of Tenant's exercise of the then applicable option to extend the then applicable term of this Lease, Tenant shall have the right at its option to extend the term of the Lease for two (2) successive five (5) year periods (individually, the "First Extended Term" and the "Second Extended Term", respectively, and collectively, the "Extended Terms"). The Lease of the Premises during the Extended Terms shall be upon the same terms, covenants and conditions as are set forth in this Lease, other than the monthly Base Rent and the term of the Lease. If Landlord does not receive from Tenant written notice of Tenant's exercise of this option on a date which is not more than three hundred sixty
(360) days nor less than two hundred forty (240) days prior to the end of the initial term of the Lease or the end of the First Extended Term of this Lease, as the case may be (an "Option Notice"), all rights under this option shall automatically lapse and terminate and shall be of no further force and effect. Time is of the essence herein. Additionally, if Tenant fails to timely or duly exercise this option for the First Extended Term, all rights of Tenant under this option to extend into the First Extended Term and the Second Extended Term shall automatically lapse, terminate and shall be of no further force and effect, and Tenant shall have no further rights to extend the term of this Lease.

The monthly Base Rent for each of the First Extended Term and the Second Extended Term shall be the then current market rent for the highest and best use for similar space within the competitive market area of the Premises (the "Fair Rental Value") agreed upon by and between Landlord and Tenant and their agents appointed for this purpose. The "Fair Rental Value" of the Premises shall be defined to mean the current market rental value of the Premises as of the commencement of the First Extended Term or the Second Extended Term, as applicable, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, and located in Menlo Park, California.

If Landlord and Tenant are unable to agree on the Fair Rental Value for either the First Extended Term or the Second Extended Term, as the case may be, within ten (10) days of receipt by Landlord of the Option Notice for the then applicable Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested commercial real estate broker (hereinafter "broker") with at least five (5) years' full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Rental Value for the First Extended Term or the Second Extended Term, as the case may be. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Rental Value for the First Extended Term or the Second Extended Term, as the case may be. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) brokers are unable to agree within ten
(10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Rental Value. If they are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days' notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (-1/2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Rental Values submitted by the first two brokers as the Fair Rental Value for the First Extended Term or the Second Extended Term, as the case may be. If either of the first two brokers fails to submit their opinion of the Fair Rental Value, then the single Fair Rental Value submitted shall automatically be the monthly Base Rent for the First Extended Term or the Second Extended Term, as applicable.

Notwithstanding any provision to the contrary herein, in no event shall the monthly Base Rent for the First Extended Term as determined pursuant to this Addendum 3, be less than the highest monthly Base

                                   ADDENDUM 3
                        OPTIONS TO EXTEND THE LEASE TERM
                                   PAGE 2 TO 2


Rent charged during the initial term of the Lease. Notwithstanding any provision to the contrary herein, in no event shall the monthly Base Rent for the Second Extended Term as determined pursuant to this Addendum 3, be less than the highest monthly Base Rent charged during the First Extended Term of the Lease. Upon determination of the monthly Base Rent for the First Extended Term and the Second Extended Term, as applicable, pursuant to the terms outlined above, Landlord and Tenant shall immediately execute an amendment to the Lease stating the monthly Base Rent for the First Extended Term or the Second Extended Term, as applicable, and confirming the expiration date of the First Extended Term or the Second Extended Term, as the case may be. Tenant shall have no other right to further extend the term of the Lease under this Addendum 3 unless Landlord and Tenant otherwise agree in writing.

If Tenant duly exercises this option, in accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or otherwise hired by Tenant ("Tenant's Broker") in connection with the option described herein, and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Broker.

This option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease except to any Related Entity of Tenant. At Landlord's option, all rights of Tenant under this option shall terminate and be of no force and effect if any of the following individual events occur or any combination thereof occur: (i) Tenant or the Related Entity, as the case may be, is in default in the performance of any of its obligations under this Lease at the time of Tenant's or the Related Entity's, as the case may be, exercise of the then applicable option to extend the then applicable term of this Lease; and/or (ii) Tenant has assigned its rights and obligations under all or part of the Lease to any party other than a Related Entity, or Tenant has subleased all or part of the Premises to a party other than a Related Entity; and/or (iii) Tenant's or the Related Entity's, as the case may be, financial condition is unacceptable to Landlord at the time of Tenant's or the Related Entity's, as the case may be, delivery to Landlord of the then applicable Option Notice (provided, Landlord will not withhold its approval of Tenant's or the Related Entity's, as applicable, then current financial condition if the net worth of Tenant or the Related Entity, as the case may be, at the time of such exercise is substantially the same or better than Tenant's financial condition as of the Commencement Date); and/or (iv) Tenant or the Related Entity, as the case may be, has failed to exercise this option in a timely manner in strict accordance with the provisions of this Addendum 3; and/or (v) Tenant or the Related Entity, as the case may be, no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms of the Lease.

INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------

                                    EXHIBIT H
                          WAIVER BY LANDLORD - EXAMPLE

This Exhibit H is incorporated as part of that certain Lease Agreement dated February 1, 1996 (the "Lease"), by and between Sequus Pharmaceuticals, Inc., a California corporation ("Tenant"), and LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), for the leasing of those certain premises located at 1360 Willow Road, Suites 101, 201, 203 and 204 Menlo Park, California as more particularly described in Exhibit A to the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

                               WAIVER BY LANDLORD

         This Waiver By Landlord (the "Agreement") is made and entered into as of this ____ day of _____________, 199_, by and among _______________________
____________________________ (hereinafter called "Secured Party"), LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), and Sequus Pharmaceuticals, Inc., a California corporation ("Tenant"), with reference to that certain security agreement, dated __________, 199_, by and between Tenant, as debtor, and Secured Party (the "Security Agreement"), wherein Secured Party has agreed to make a loan to Tenant in the amount of $____________________ for the following described purposes: _________________________________,
____________________________________________________, and____________________.

         1. The undersigned Landlord hereby consents to the security interest granted to Secured Party in the property and equipment described in the attached Exhibit A (collectively, the "Goods") now, or at any time hereinafter, affixed to or installed or kept at those certain premises located at 1360 Willow Road, Suites 101, 201, 203 and 204 Menlo Park, California (the "Premises").

         2. Landlord agrees that the Goods will remain personal property at all times even though they may be affixed to or installed upon the Premises.

         3. Landlord hereby waives any right, title, claim or interest in the Goods by reason of the Goods being attached to or installed or resting upon the Premises and, subject to the rights of Tenant under that certain Lease Agreement dated February 1, 1996 between Landlord and Tenant for the lease of the Premises (the "Lease"), hereby grants Secured Party permission to remove the Goods from the Premises at any reasonable time during the term of the Lease after Secured Party's delivery of at least ten (10) business days' prior written notice to Landlord.

         4. Secured Party, at its sole cost and expense, agrees to promptly and fully repair any damage to the Premises, to Landlord's reasonable satisfaction, arising in any manner from Secured Party's removal of the Goods from the Premises. If Landlord is required to so remove such Goods from the Premises for any reason whatsoever, then (i) Secured Party also agrees to promptly reimburse Landlord (within ten (10) days after Landlord's delivery of a written demand therefor) for the cost of repair of any physical damage to the Premises in any way related to the removal of the Goods from the Premises, and (ii) Secured Party hereby waives any claim or right to make a claim against Landlord for any damage to the Goods or any impairment of Secured Party's security interest therein.

         5. Notwithstanding any provisions herein to the contrary, if Secured Party fails to remove the Goods from the Premises following the termination of the Lease and Landlord's giving of notice to Secured Party as provided in California Civil Code Section1983, as same may be amended from time to time (or any successor statute thereof) then, after the time provided in such civil code section, Landlord may deem the Goods to be abandoned property and proceed in the manner as set forth in California Civil Code Section1988, as same may be amended from time to time (or any successor statute thereof).

         6. Secured Party agrees to give Landlord written notice of any default of Tenant under the Security Agreement within ten (10) days of such default unless such default is permissibly and wholly cured within such time period.

         7. Secured Party and Tenant hereby covenant and represent that each such party shall not record nor permit to be recorded in the public records this Agreement, any UCC-1 financing statement, the Security Agreement or any other document or instrument which would or could have the effect of placing a lien against any portion of the Premises. If any document or instrument is recorded in contravention of the foregoing provision, then (i) this Agreement, at Landlord's sole option, shall terminate and be of no further force or effect, and (ii) Secured Party and/or Tenant shall promptly take all actions as may be required by Landlord to cause such document or instrument to be released and/or terminated.

         8. Tenant hereby (i) consents to the provisions of this Agreement, (ii) waives any and all rights or claims it may have under or by virtue of the Lease, or at law or in equity, with respect to any breach of Tenant's quiet enjoyment in and to the Premises or any interference with Tenant's operations in or about the Premises in any way related to or arising from Secured Party's or Landlord's exercise of their rights granted herein [or under the Lease], (iii) agrees that it shall not have any right to any rental abatement, deduction or offset against rental payments payable by Tenant under the Lease by virtue of Secured Party's or Landlord's exercise of their rights granted herein, and (iv) agrees that upon the expiration of the term of the Lease or the earlier termination thereof to
(a) promptly remove or cause the removal of the Goods from the Premises, and (b) promptly and fully repair any damage to the Premises arising from the installation or removal of the Goods in and from the Premises and to fully restore the Premises to a good, clean and safe condition and to Landlord's reasonable satisfaction.

         9. Any notice or demand required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by U.S. mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission. If to Landlord, notices shall be sent to: Lincoln Property Company Management Services, Inc., 101 Lincoln Centre Drive, Fourth Floor, Foster City, California 94404 (Phone number:
415-571-2200; facsimile number 415-571-2211); Attention: Property Manager, and if to Secured Party: _____________________, _______________, ______________,
_______________________; Attention: ______________ (Phone number: _____________;
facsimile number __________________), and if to Tenant, at the address, phone number and facsimile number at the Premises. Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four (24) hours after deposit with the messenger or delivery service, or the next business day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, or upon confirmation of transmission by facsimile. If any party changes its address, such change of address shall not be effective as to the other parties unless and until such party notifies the other parties of its new address by one of the above described means of delivery.

         10. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assigns.

         11. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by all of the parties hereto.

         12. This Agreement constitutes the entire understanding of the parties with regard to the subject matter hereof and all prior agreements, representations, and understandings between the parties other than the Lease, whether oral or written, are deemed null and void, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.

         13. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

         14. This Agreement may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.

         15. In the event any dispute between the parties with respect to this Agreement result in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         17. Time is of the essence of this Agreement. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific Time) on such date or dates and references to "days" shall refer to calendar days except if such references are to "business days" which shall refer to days which are not a Saturday, Sunday or legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or legal holiday, under the laws of the State of California, the termination of such period shall be on the next succeeding business


    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

day. The time in which any act provided under this Agreement is to be done, shall be computed by excluding the first day and including the last day, unless the last day is a Saturday, Sunday or legal holiday under the laws of the State of California, and then it is also so excluded. Notwithstanding anything to the contrary contained herein, the time in which any act provided under this Agreement is to be done shall be extended commensurately by the period of time that the party charged with performing such act is prevented from doing so due to any event or occurrence considered to be of a force majeure nature, including without limitation, inclement weather, earthquakes, riots, strikes, boycotts, moratoriums, and any government closures.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SECURED PARTY:

___________________________________________,
a _________________________________________

By:________________________________________
Name:
Title:

TENANT:

Sequus Pharmaceuticals, Inc.,
a California corporation

By: _______________________________________
Its:_______________________________________

By: _______________________________________
Its:_______________________________________

LANDLORD:

LINCOLN MENLO VI,
A CALIFORNIA LIMITED PARTNERSHIP

By:      Lincoln Property Company Management Services, Inc.,
         As Manager and Agent for Landlord

         By:__________________________________________
                  Vice President

Attachment:  Exhibit A - Goods

INITIALS:

TENANT:   /s/ [UNABLE TO READ]
          ---------------------

LANDLORD:
          ---------------------